PENTEGRA SERVICES, INC.




                    EMPLOYEES' SAVINGS & PROFIT SHARING PLAN
                               BASIC PLAN DOCUMENT


1/1/2001

                                TABLE OF CONTENTS

ARTICLE I            PURPOSE AND DEFINITIONS...................................1

ARTICLE II           PARTICIPATION AND MEMBERSHIP.............................10
     Section 1       Eligibility Requirements.................................10
     Section 2       Exclusion of Certain Employees...........................11
     Section 3       Waiver of Eligibility Requirements.......................11
     Section 4       Exclusion of Non-Salaried Employees......................11
     Section 5       Commencement of Participation............................12
     Section 6       Termination of Participation.............................12

ARTICLE III          CONTRIBUTIONS............................................13
     Section 1       Contributions by Members.................................13
     Section 2       Elective Deferrals by Members............................13
     Section 3       Transfer of Funds and Rollover Contributions by Members..14
     Section 4       Employer Contributions - General.........................15
     Section 5       Employer Matching Contributions..........................15
     Section 6       Employer Basic Contributions.............................16
     Section 7       Supplemental Contributions by Employer...................16
     Section 8       The Profit Sharing Feature...............................17
     Section 9       The 401(k) Feature.......................................19
     Section 10      Determining the Actual Deferral Percentages..............21
     Section 11      Determining the Actual Contribution Percentages..........23
     Section 12      The Aggregate Limit Test.................................26
     Section 13      Remittance of Contributions..............................27
     Section 14      Safe Harbor CODA.........................................28

ARTICLE IV           INVESTMENT OF CONTRIBUTIONS..............................30
     Section 1       Investment by Trustee or Custodian.......................30
     Section 2       Member Directed Investments..............................30
     Section 3       Employer Securities......................................31

ARTICLE V            MEMBERS' ACCOUNTS, UNITS AND VALUATION...................32

ARTICLE VI           VESTING OF ACCOUNTS......................................33
     Section 1 Vesting of Member Contributions, 401(k) Deferrals, Qualified Nonelective Contributions and Rollover
                     Contributions............................................33
     Section 2       Vesting of Employer Contributions........................33
     Section 3       Forfeitures..............................................36

ARTICLE VII          WITHDRAWALS AND DISTRIBUTIONS............................38
     Section 1       General Provisions.......................................38
     Section 2       Withdrawals While Employed...............................39
     Section 3       Distributions Upon Termination of Employment.............41
     Section 4       Distributions Due to Disability..........................46
     Section 5       Distributions Due to Death...............................46
     Section 6       Minimum Required Distributions...........................47

ARTICLE VIII         LOAN PROGRAM.............................................49
     Section 1       General Provisions.......................................49
     Section 2       Loan Application.........................................49
     Section 3       Permitted Loan Amount....................................51
     Section 4       Source of Funds for Loan.................................51
     Section 5       Conditions of Loan.......................................52
     Section 6       Crediting of Repayment...................................52
     Section 7       Cessation of Payments on Loan............................53
     Section 8       Loans to Former Members..................................53

ARTICLE IX           ADMINISTRATION OF PLAN AND ALLOCATION
                     OF RESPONSIBILITIES......................................54
     Section 1       Fiduciaries..............................................54
     Section 2       Allocation of Responsibilities Among the Fiduciaries.....54
     Section 3       No Joint Fiduciary Responsibilities......................57
     Section 4       Investment Manager.......................................57
     Section 5       Advisor to Fiduciary.....................................58
     Section 6       Service in Multiple Capacities...........................58
     Section 7       Appointment of Plan Administrator........................58
     Section 8       Powers of the Plan Administrator.........................58
     Section 9       Duties of the Plan Administrator.........................59
     Section 10      Action by the Plan Administrator.........................59
     Section 11      Discretionary Action.....................................59
     Section 12      Compensation and Expenses of Plan Administrator..........59
     Section 13      Reliance on Others.......................................60
     Section 14      Self Interest............................................60
     Section 15      Personal Liability - Indemnification.....................60
     Section 16      Insurance................................................61
     Section 17      Claims Procedures........................................61
     Section 18      Claims Review Procedures.................................62

ARTICLE X            MISCELLANEOUS PROVISIONS.................................63
     Section 1       General Limitations......................................63
     Section 2       Top Heavy Provisions.....................................65
     Section 3       Information and Communications...........................68
     Section 4       Small Account Balances...................................68
     Section 5       Amounts Payable to Incompetents, Minors or Estates.......68
     Section 6       Non-Alienation of Amounts Payable........................68
     Section 7       Unclaimed Amounts Payable................................69
     Section 8       Leaves of Absence........................................69
     Section 9       Return of Contributions to Employer......................71
     Section 10      Controlling Law..........................................71

ARTICLE XI           AMENDMENT & TERMINATION..................................72
     Section 1       General..................................................72
     Section 2       Termination of Plan and Trust............................72
     Section 3       Liquidation of Trust Assets in the Event of Termination..72
     Section 4       Partial Termination......................................73
     Section 5       Power to Amend...........................................73

     Section 6       Solely for Benefit of Members, Terminated
                        Members and their Beneficiaries.......................74
     Section 7       Successor to Business of the Employer....................74
     Section 8       Merger, Consolidation and Transfer.......................74
     Section 9       Revocability.............................................75

TRUSTS ESTABLISHED UNDER THE PLAN.............................................76

                                    ARTICLE I
                             PURPOSE AND DEFINITIONS

Section 1.1

This Plan and Trust, as evidenced hereby, and the applicable Adoption Agreement and Trust Agreement(s), are designed and intended to qualify in form as a qualified profit sharing plan and trust under the applicable provisions of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of law including, without limitation, the Employee Retirement Income Security Act of 1974, as amended. Effective January 1, 2001, except as otherwise provided, the Plan is hereby amended and restated in its entirety to provide as follows:

Section 1.2

The following words and phrases as used in this Plan shall have the following meanings:

     (A) "Account" means the Plan account established and maintained in respect of each Member pursuant to Article V, to which Account shall be allocated, as applicable, the Member's after-tax amounts, 401(k) amounts, Employer matching amounts, basic amounts, supplemental amounts, profit sharing amounts, qualified non-elective contribution amounts, rollover amounts, and funds directly transferred to the Plan.

     (B) "Actual Deferral Percentage Test Safe Harbor" means the method described in Section 3.14 (A) of Article III for satisfying the actual deferral percentage test of ss.401(k)(3) of the Code.

     (C)  "Actual  Deferral  Percentage  Test Safe Harbor  Contributions"  means
          Employer  matching   contributions   and  non-elective   contributions
          described in section 3.14 (A) (1) of Article III.

     (D) "Adoption Agreement" means the separate document by which the Employer has adopted the Plan and specified certain of the terms and provisions hereof. If any term, provision or definition contained in the Adoption Agreement is inconsistent with any term, provision or definition contained herein, the one set forth in the Adoption Agreement shall govern. The

          Adoption Agreement shall be incorporated into and form an integral part of the Plan.

     (E) "Beneficiary" means the person or persons designated to receive any amount payable under the Plan upon the death of a Member. Such designation may be made or changed only by the Member on a form provided by, and filed with, the Third Party Administrator prior to his death. If the Member is not survived by a Spouse and if no Beneficiary is designated, or if the designated Beneficiary predeceases the Member, then any such amount payable shall be paid to such Member's estate upon his death.

     (F) "Board" means the Board of Directors of the Employer adopting the Plan.

     (G)  "Break in Service" means:

          1. Where an Employer has elected, in its Adoption Agreement, to use the hours of service method for eligibility and/or vesting, a Plan Year during which an individual has not completed more than 500 Hours of Employment, as determined by the Plan Administrator in accordance with the IRS Regulations. Solely for purposes of determining whether a Break in Service has occurred, an individual shall be credited with the Hours of Employment which such individual would have completed but for a maternity or paternity absence, as determined by the Plan Administrator in accordance with this Paragraph, the Code and the applicable regulations issued by the DOL and the IRS; provided, however, that the total Hours of Employment so credited shall not exceed 501 and the individual timely provides the Plan Administrator with such information as it may require. Hours of Employment credited for a maternity or paternity absence shall be credited entirely (i) in the Plan Year in which the absence began if such Hours of Employment are necessary to prevent a Break in Service in such year, or (ii) in the following Plan Year. For purposes of this Paragraph, maternity or paternity absence shall mean an absence from work by reason of the individual's pregnancy, the birth of the individual's child or the placement of a child with the individual in connection with the adoption of the child by such individual, or for purposes of caring for a child for the period immediately following such birth or placement.

          2. Where an Employer has elected to use the elapsed time method for eligibility and/or vesting service, a Period of Severance of at least 12 consecutive months.

     (H) "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

     (I) "Commencement Date" means the date on which an Employer begins to participate in the Plan.

     (J) "Contribution Determination Period" means the Plan Year, fiscal year, or calendar or fiscal quarter, as elected by an Employer, upon which eligibility for and the maximum permissible amount of any Profit Sharing contribution, as defined in Article III, is determined.
          Notwithstanding the foregoing, for purposes of Article VI, Contribution Determination Period means the Plan Year.

     (K)  "Disability" means a Member's disability  as  defined in Article  VII,
          Section 7.4.

     (L)  "DOL" means the United States Department of Labor.

     (M) "Employee" means any person in Employment, and who receives compensation from, the Employer, and any leased employee within the meaning of Section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute no more than twenty percent (20%) of the Employer's non-highly compensated work force within the meaning of Section 414(n)(5) of the Code, such leased employees shall not be considered Employees if they are covered by a plan meeting the safe harbor requirements of Section 414(n)(5) of the Code.

     (N) "Employer" means the entity named in the Adoption Agreement and any other entity which, together therewith, constitutes an affiliated service group (as defined in Section 414(m)(2) of the Code) , any corporation which, together therewith, constitutes a controlled group of corporations as defined in Section 1563 of the Code, and any other trade or business (whether incorporated or not) which, together therewith, are under common control as defined in Section 414(c) of the Code, which have adopted the Plan. For purposes of the definition of "Salary" in Section 1.2(II) and Article III of the Plan, "Employer" shall refer only to the applicable entity that is participating in the Plan.

     (O)  "Employment" means service with an Employer.

     (P) "Enrollment Date" means the date on which an Employee becomes a Member as provided under Article II.

     (Q) "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended.

     (R) "Fiduciary" means any person who (i) exercises any discretionary authority or control with respect to the management of the Plan or control with respect to the management or disposition of the assets thereof, (ii) renders any investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any discretionary authority or responsibility to do so, or (iii) has any discretionary authority or responsibility in the administration of the Plan, including any other persons (other than trustees) designated by any Named Fiduciary to carry out fiduciary responsibilities, except to the extent otherwise provided by ERISA.

     (S) "Highly Compensated Employee" means for Plan Years beginning after December 31, 1996, an Employee (i) who is a 5 percent owner at any time during the look-back year or determination year, or (ii)(a) who is employed during the deter-mination year and who during the look-back year received compensation from the Employer in excess of $80,000 (as adjusted pursuant to the Code and Regulations for changes in the cost of living), and (b) if elected by the Employer was in the top-paid group of Employees for such look-back year.

          For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year. The Employer may, however, as indicated in the Adoption Agreement, make a calendar year data election. If a calendar year data election is made, the look- back year shall be the calendar year ending within the Plan Year for purposes of determining who is a Highly Compensated Employee (other than for 5% owners).

          The top-paid group shall consist of the top 20 percent of the Employees when ranked on the basis of compensation paid by the Employer.

          The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the IRS Regulations thereunder.

     (T) "Hour of Employment" means each hour during which an Employee performs service (or is treated as performing service as required by law) for the Employer and, except in the case of military service, for which he is directly or indirectly paid, or entitled to payment, by the Employer (including any back pay irrespective of mitigation of damages), all as determined in accordance with applicable DOL Regulations.

     (U) "Investment Manager" means any Fiduciary other than a Trustee or Named Fiduciary who (i) has the power to manage, acquire or dispose of any asset of the Plan; (ii) is (a) registered as an investment advisor under the Investment Advisors Act of 1940; (b) is a bank, as defined in such Act, or (c) is an insurance company qualified to perform the services described in clause (i) hereof under the laws of more than one state of the United States; and (iii) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

     (V)  "IRS" means the United States Internal Revenue Service.

     (W) "Leave of Absence" means an absence authorized by an Employee's Employer and approved by the Plan Administrator, on a uniform basis, in accordance with Article X.

     (X) "Member" means an Employee enrolled in the membership of the Plan under Article II.

     (Y)  "Month" means any calendar month.

     (Z) "Named Fiduciary" means the Fiduciary or Fiduciaries named herein or in the Adoption Agreement who jointly or severally have the authority to control and manage the operation and administration of the Plan.

     (AA) "Non-highly Compensated Employee" means an Employee who is not a Highly Compensated Employee.

     (BB) "Normal Retirement Age" means the Member's sixty-fifth (65th) birthday unless otherwise specified in the Adoption Agreement.

     (CC)"Period of Service" means the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer and ending on the date a Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Employment. An Employee will also receive credit for any Period of Severance of less than 12 consecutive months, provided that the Employee returns to Employment within 12 months of the Employee's retirement, quit or discharge or, if earlier, within 12 months of the date the Employee was first absent from service for any other reason.

     (DD)"Period of Severance" means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

          In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence
          (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

     (EE) "Plan" means the Employees' Savings & Profit Sharing Plan as evidenced by this document, the applicable Adoption Agreement and all subsequent amendments thereto.

     (FF) "Plan Administrator" means the Named Fiduciary or, as designated by such Named Fiduciary and approved by the Board in accordance with
          Article IX, any officer or Employee of the Employer.

     (GG)"Plan Year" means a consecutive 12-month period ending December 31 unless otherwise specified in the Adoption Agreement.

     (HH) "Regulations" means the applicable regulations issued under the Code, ERISA or other applicable law, by the IRS, the DOL or any other governmental authority and any proposed or temporary regulations or rules promulgated by such authorities pending the issuance of such regulations.

     (II) "Salary"  means regular basic  monthly  salary or wages,  exclusive of special payments such as overtime, bonuses, fees, deferred compensation (other than pre-tax elective deferrals pursuant to a Member's election under
          Article III), severance payments, and contributions by the Employer under this or any other plan (other than before-tax contributions made on behalf of a Member under a Code Section 125 cafeteria plan and qualified transportation fringe benefits under Code Section 132(f), unless the Employer specifically elects to exclude such contributions or benefits). Commissions shall be included at the Employer's option within such limits, if any, as may be set by the Employer in the Adoption Agreement and applied uniformly to all its commissioned Employees. In addition, Salary may also include, at the Employer's option, special payments such as (i) overtime or (ii) overtime plus bonuses. As an alternative to the foregoing definition, at the Employer's option, Salary may be defined to include total taxable compensation reported on the Member's IRS Form W-2, plus deferrals, if any, pursuant to Section 401(k) of the Code and pursuant to Section 125 of the Code (unless the Employer specifically elects to exclude such Section 125 deferrals), but excluding compensation deferred from previous years. In no event may a Member's Salary for any Plan Year exceed for purposes of the Plan $150,000 (adjusted for cost of living to the extent permitted by the Code and the IRS Regulations).

          For Plan Years beginning after December 31, 1996, the family member aggregation rules of Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

     (JJ) "Social Security Taxable Wage Base" means the contribution and benefit base attributable to the OASDI portion of Social Security employment taxes under Section 230 of the Social Security Act (42 U.S.C. ss.430) in effect on the first day of each Plan Year.

     (KK) "Spouse" or "Surviving Spouse" means the individual to whom a Member or former Member was married on the date such Member withdraws his Account, or if such Member has not withdrawn his Account, the individual to whom the Member or former Member was married on the date of his death.

     (LL) "Third Party Administrator" or "TPA" means Pentegra Services, Inc., a non-fiduciary provider of administrative services appointed and directed by the Plan Administrator or the Named Fiduciary either jointly or severally.

     (MM) "Trust" means the Trust or Trusts established and maintained pursuant to the terms and provisions of this document and any separately maintained Trust Agreement or Agreements.

     (NN) "Trustee" generally means the person, persons or other entities designated by the Employer or its Board as the Trustee or Trustees hereof and specified as such in the Adoption Agreement and any separately maintained Trust Agreement or Agreements.

     (OO) "Trust Agreement" means the separate document by which the Employer or its Board has appointed a Trustee of the Plan, specified the terms and conditions of such appointment and any fees associated therewith.

     (PP) "Trust Fund" means the Trust Fund or Funds established by the Trust Agreement or Agreements.

     (QQ) "Unit" means the unit of measure described in Article V of a Member's proportionate interest in the available Investment Funds (as defined in Article IV).

     (RR) "Valuation Date" means any business day of any month for the Trustee, except that in the event the underlying portfolio(s) of any Investment Fund cannot be valued on such date, the Valuation Date for such Investment Fund shall be the next subsequent date on which the underlying portfolio(s) can be valued. Valuations shall be made as of the close of business on such Valuation Date(s).

     (SS) "Year of Employment" means a period of service of 12 months.

     (TT) "Year of Service" means any Plan Year during which an individual completed at least 1,000 Hours of Employment, or satisfied any alternative requirement, as determined by the Plan Administrator in accordance with any applicable Regulations issued by the DOL and the IRS.

     (UU) "Year of Eligibility Service" means where an Employer designates a one or two 12-consecutive-month eligibility waiting period, an Employee must complete at least 1,000 Hours of Employment during each 12-consecutive-month period (measured from his date of Employment and then as of the first day of each Plan Year commencing after such date of Employment); provided, however, if an Employee is credited with 1,000 Hours of

          Employment in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date, the Employee will be credited, for eligibility purposes, with two Years of Eligibility Service. Where an Employer designates an eligibility waiting period of less than 12 months, an Employee must, for purposes of eligibility, complete a required number of hours (measured from his date of Employment and each anniversary thereafter) which is arrived at by multiplying the number of months in the eligibility waiting period requirement by 83 1/3; provided, however, if an Employee completes at least 1,000 Hours of Employment within the 12 month period commencing on his Employment commencement date or during any Plan Year commencing after such Employment commencement date, such Employee will be treated as satisfying the eligibility service requirements.

Section 1.3

The masculine pronoun wherever used shall include the feminine pronoun.

                                   ARTICLE II
                          PARTICIPATION AND MEMBERSHIP


Section 2.1       Eligibility Requirements

The Employer may elect as a requirement for eligibility to participate in the Plan (i) the completion of a service period equal to any number of months not to exceed 12 consecutive months, or (ii) the completion of a service period equal to one or two 12-consecutive-month periods, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement from age 18 to age 21. Such election shall be made and reflected on the Adoption Agreement. Notwithstanding the foregoing, in the case of an Employer that adopts the 401(k) feature under
Section 3.9, the eligibility requirements under such feature shall not exceed the period described in clause (i) above, and, at the election of the Employer, attainment of age 21 as described in clause (iii) above.

Notwithstanding the foregoing, the Employer may elect in the Adoption Agreement to establish as an eligibility requirement (as a minimum service requirement, minimum age requirement, or both) for Employer matching contributions, Employer basic contributions Employer supplemental contributions, and/or Employer Profit Sharing contributions (i) the completion of any number of months not to exceed 12 consecutive months, or (ii) the completion of one or two 12-consecutive-month periods, and/or (iii) if the Employer so elects, it may adopt a minimum age requirement from age 18 to age 21. Such election shall be made and reflected in the Adoption Agreement.

In implementing the eligibility service periods described above, (i) if an Employer designates in the Adoption Agreement an eligibility service crediting method based on the hours of service method, the satisfaction of the eligibility service requirement shall be dependent on the completion of a Year of Eligibility Service and (ii) if an Employer designates in the Adoption Agreement an eligibility service crediting method based on the elapsed time method, the satisfaction of the eligibility service requirement shall be dependent on the completion of the requisite Period of Service.

If a non-vested Member terminates employment without a vested interest in his Account derived from Employer contributions, Years of Employment (or, as applicable, Years of Service) before a period of consecutive Breaks in Service will not be taken into account for eligibility purposes if the number of consecutive Breaks in Service in such period equals or exceeds the greater of five or the aggregate number of Years of Employment (or, as applicable Years of Service) before such break. If a Member's service is disregarded pursuant to this paragraph, such Member will be treated as a new Employee for eligibility purposes.

Section 2.2       Exclusion of Certain Employees

To the extent provided in the Adoption Agreement, the following Employees may be excluded from participation in the Plan:

     (i)  Employees not meeting the age and service requirements;

     (ii) Employees who are included in a unit of Employees covered by a collective bargaining agreement between the Employee representatives and one or more Employers if there is evidence that retirement benefits were the subject of good faith bargaining between such Employee representatives and such Employer(s). For this purpose, the term "Employee representative" does not include any organization where more than one-half of the membership is comprised of owners, officers and executives of the Employer;

    (iii) Employees who are non-resident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States; and

     (iv) Employees described in Section 2.4 or included in any other ineligible job classifications set forth in the Adoption Agreement.

Section 2.3         Waiver of Eligibility Requirements

The Employer, at its election, may waive the eligibility requirement(s) for participation specified above for (i) all Employees, or (ii) all those employed on or up to 12 months after its Commencement Date under the Plan. Subject to the requirements of the Code, the eligibility waiting period shall be deemed to have been satisfied for an Employee who was previously a Member of the Plan.

All Employees whose Employment commences after the expiration date of the Employer's waiver of the eligibility requirement(s), if any, shall be enrolled in the Plan in accordance with the eligibility requirement(s) specified in the Adoption Agreement.

Section 2.4       Exclusion of Non-Salaried Employees

The Employer, at its election, may exclude non-salaried (hourly paid) Employees from participation in the Plan, regardless of the number of Hours of Employment such Employees complete in any Plan Year. Notwithstanding the foregoing, for purposes of this Section and all purposes under the Plan, a non-salaried Employee that is hired following the adoption date of the Plan by the Employer, but prior to the adoption of this exclusion by the Employer, shall continue to be deemed to be an Employee and will continue to receive benefits on the same basis as a salaried Member, despite classification as a non-salaried Employee.

Section 2.5       Commencement of Participation

Every eligible Employee (other than non-salaried or such other Employees who, at the election of the Employer, are excluded from participation) shall commence participation in the Plan on the later of:

(1)  The Employer's Commencement Date, or

(2) The first day of the month or calendar quarter (as designated by the Employer in the Adoption Agreement) coinciding with or next following his satisfaction of the eligibility requirements as specified in the Adoption Agreement.

The date that participation commences shall be hereinafter referred to as the Enrollment Date. Notwithstanding the above, no Employee shall under any circumstances become a Member unless and until his enrollment application is filed with, and accepted by, the Plan Administrator. The Plan Administrator shall notify each Employee of his eligibility for membership in the Plan and shall furnish him with an enrollment application in order that he may elect to make or receive contributions on his behalf under Article III at the earliest possible date consonant with this Article.

If an Employee fails to complete the enrollment form furnished to him, the Plan Administrator shall do so on his behalf. In the event the Plan Administrator processes the enrollment form on behalf of the Employee, the Employee shall be deemed to have elected not to make any contributions and/or elective deferrals under the Plan, if applicable.

Section 2.6       Termination of Participation

Membership under all features and provisions of the Plan shall terminate upon the earlier of (a) a Member's termination of Employment and payment to him of his entire vested interest, or (b) his death.

                                   ARTICLE III
                                  CONTRIBUTIONS


Section 3.1       Contributions by Members

If the Adoption Agreement so provides, each Member may elect to make non-deductible, after-tax contributions under the Plan, based on increments of 1% of his Salary, provided the amount thereof, when aggregated with the amount of any pre-tax effective deferrals, does not exceed the limit established by the Employer in the Adoption Agreement. All such after-tax contributions shall be separately accounted for, nonforfeitable and distributed with and in addition to any other benefit to which the Member is entitled hereunder. A Member may change his contribution rate as designated in the Adoption Agreement, but reduced or suspended contributions may not subsequently be made up.

Section 3.2       Elective Deferrals by Members

If the Adoption Agreement so provides, each Member may elect to make pre-tax elective deferrals (401(k) deferrals) under the Plan, based on increments of 1% of his Salary, provided the amount thereof, when aggregated with the amount of any after-tax contributions, does not exceed the limit established by the Employer in the Adoption Agreement. Alternatively, a Member may elect to contribute for a Plan Year a dollar amount which does not exceed the maximum amount permitted under this Section 3.2 or the limit established by the Employer in the Adoption Agreement for such Plan Year and a pro-rata portion shall be withheld from each payment of Salary to such Member for the balance of the Plan Year remaining after the election takes effect. All such 401(k) deferrals shall be separately accounted for, nonforfeitable and distributed under the terms and conditions described under Article VII with and in addition to any other benefit to which the Member is entitled hereunder. A Member may change his 401(k) deferral rate or suspend his 401(k) deferrals as designated in the Adoption Agreement, but reduced or suspended deferrals may not subsequently be made up.

Notwithstanding any other provision of the Plan, no Member may make 401(k) deferrals during any Plan Year in excess of $7,000 multiplied by the adjustment factor as provided by the Secretary of the Treasury. The adjustment factor shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 402(g)(5) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide. In the event that the aggregate amount of such 401(k) deferrals for a Member exceeds the limitation in the previous sentence, the amount of such excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to such Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made. If a Member also participates, in any Plan Year, in any other plans subject to the limitations set forth in Section 402(g) of the Code and has made excess 401(k) deferrals under this Plan when combined with the other plans subject to such limits, to the extent the Member, in writing designates to the TPA any 401(k) deferrals under this Plan as excess deferrals by no later than the March 1 of the Plan Year following the Plan Year for which the 401(k) deferrals were made, the amount of such designated excess, increased by any income and decreased by any losses attributable thereto, shall be refunded to the Member no later than the April 15 of the Plan Year following the Plan Year for which the 401(k) deferrals were made.

Section 3.3       Transfer of Funds and Rollover Contributions by Members

Each Member may elect to make, directly or indirectly, a rollover contribution to the Plan of amounts held on his behalf in (i) an employee benefit plan qualified under Section 401(a) of the Code, or (ii) an individual retirement account or annuity as described in Section 408(d)(3) of the Code. All such amounts shall be certified in form and substance satisfactory to the Plan Administrator by the Member as being all or part of an "eligible rollover distribution" or a "rollover contribution" within the meaning of Section 402(c)(4) or Section 408(d)(3), respectively, of the Code. Such rollover amounts, along with the earnings related thereto, will be accounted for separately from any other amounts in the Member's Account. A Member shall have a nonforfeitable vested interest in all such rollover amounts.

The Employer may, at its option, permit Employees who have not satisfied the eligibility requirements designated in the Adoption Agreement to make a rollover contribution to the Plan.

The Trustee of the Plan may also accept a direct transfer of funds, which meets the requirements of Section 1.411(d)-4 of the IRS Regulations, from a plan which the Trustee reasonably believes to be qualified under Section 401(a) of the Code in which an Employee was, is, or will become, as the case may be, a participant. If the funds so directly transferred are transferred from a retirement plan subject to Code Section 401(a)(11), then such funds shall be accounted for separately and any subsequent distribution of those funds, and earnings thereon, shall be subject to the provisions of Section 7.3 which are applicable when an Employer elects to provide an annuity option under the Plan.

Section 3.4       Employer Contributions - General

The Employer may elect to make regular or discretionary contributions under the Plan. Such Employer contributions may be in the form of (i) matching contributions, (ii) basic contributions, (iii) safe harbor CODA contributions and/or (iv) profit sharing contributions as designated by the Employer in the Adoption Agreement and/or (i) supplemental contributions and/or (ii) qualified nonelective contributions as permitted under the Plan. Each such contribution type shall be separately accounted for by the TPA.

Section 3.5       Employer Matching Contributions

The Employer may elect to make regular matching contributions under the Plan. Such matching contributions on behalf of any Member shall be conditioned upon the Member making after-tax contributions under Section 3.1 and/or 401(k) deferrals under Sections 3.2 and 3.9.

If so adopted, the Employer shall contribute under the Plan on behalf of each of its Members an amount equal to a percentage (as specified by the Employer in the Adoption Agreement) of the Member's after-tax contributions and/or 401(k) deferrals not in excess of a maximum percentage as specified by the Employer in the Adoption Agreement (in increments of 1%) of his Salary. The percentage elected by the Employer shall based on a formula not to exceed 200% or in accordance with one of the schedules of matching contribution formulas listed below, and must be uniformly applicable to all Members.

                              Years of Employment              Matching %
                              -------------------              ----------
        Formula Step 1      Less than 3                           50%
                            At least 3 but less than 5            75%
                            5 or more                            100%

        Formula Step 2      Less than 3                          100%
                            At least 3 but less than 5           150%
                            5 or more                            200%

Section 3.6       Employer Basic Contributions

The Employer may elect to make regular basic contributions under the Plan. Such basic contributions on behalf of any Member shall not be conditioned upon the Member making after-tax contributions and/or (401(k) deferrals under this Article III. If so adopted, the Employer shall contribute to the Plan on behalf of each Member (as specified by the Employer in the Adoption Agreement) an amount equal to a percentage not to exceed 15% (as specified by the Employer in the Adoption Agreement) in increments of 1% of the Member's Salary. The percentage elected by the Employer shall be uniformly applicable to all Members. The Employer may elect, if basic contributions are made on behalf of its Members on a monthly basis, to restrict the allocation of such basic contribution to those Members who were employed with the Employer on the last day of the month for which the basic contribution is made.

Section 3.7       Supplemental Contributions by Employer

An Employer may, at its option,  make a supplemental  contribution under Formula
(1) or (2) below:

Formula (1)        A  uniform  percentage  (as  specified  by  the  Employer) of each  Member's  contributions  not  in  excess  of a  maximum percentage (if the Employer  elects to impose such a maximum)
                   of the Member's Salary which were received by the Plan during
                   the  Plan  Year  with  respect  to  which  the   supplemental
                   contribution relates. If the Employer elects to make such a supplemental contribution, it shall be made on or before the last day of the second month in the Plan Year following the Plan Year described in the preceding sentence on behalf of all those Members who were employed with the Employer on the last working day of the Plan Year with respect to which the supplemental contribution relates.

Formula (2)        A   uniform   dollar   amount   per   Member  or   a  uniform
                   percentage  (limited to a specific dollar amount,  if elected by the  Employer) of each  Member's  Salary for the Plan Year
                   (or, at the election of the Employer,  the Employer's  fiscal year) to which the supplemental  contribution relates. If the
                   Employer elects to make such a supplemental contribution,  it shall be made within the time  prescribed  by law,  including extensions  of time,  for  filing of the  Employer's  federal income  tax  return on behalf of all those  Members  who were employed  with the  Employer  on the last  working day of the
                   Plan Year (or
                    the fiscal year) to which the supplemental contribution relates. The Employer may, at its option, elect to make a contribution under this paragraph to only those Members whose Salary is less than an amount to be specified by the Employer to the extent that such Salary limit is less than the dollar amount under Section 414(q) of the Code for such year. The percentage contributed under this Formula (2) shall be limited in accordance with the Employer's matching formula and basic contribution rate, if any, under this Article such that the sum of the Employer's Formula (2) supplemental contribution plus all other Employer contributions under this Article shall not exceed 15% of Salary for such year.

Section 3.8        The Profit Sharing Feature

An Employer may, at its option, adopt the Profit Sharing Feature as described herein, subject to any other provisions of the Plan, where applicable. This Feature may be adopted either in lieu of, or in addition to, any other Plan Feature contained in this Article III. The Profit Sharing Feature is designed to provide the Employer a means by which to provide discretionary contributions on behalf of Employees eligible under the Plan.

If this Profit Sharing Feature is adopted, the Employer may contribute on behalf of each of its eligible Members, on an annual (or at the election of the Employer, quarterly) basis for any Plan Year or fiscal year of the Employer (as the Employer shall elect), a discretionary amount not to exceed the maximum amount allowable as a deduction to the Employer under the provisions of Section 404 of the Code, and further subject to the provisions of Article X.

Any such profit sharing contribution must be received by the Trustee within the time prescribed by law, including extensions of time, for filing of the Employer's federal income tax return following the close of the Contribution Determination Period on behalf of all those Members who are entitled to an allocation of such profit sharing contribution as set forth in the Adoption Agreement. For purposes of making the allocations described in this paragraph, a Member who is on a Type 1 nonmilitary Leave of Absence (as defined in Sections 1.2(W) and 10.8(B)(1)) or a Type 4 military Leave of Absence (as defined in Sections 1.2(W) and 10.8(B)(4)) shall be treated as if he were a Member who was an Employee in Employment on the last day of such Contribution Determination Period.

Profit sharing contributions shall be allocated to each Member's Account for the Contribution Determination Period at the election of the Employer, in accordance with one of the following options:

Profit Sharing Formula 1 - In the same ratio as each Member's Salary during such
                           Contribution Determination Period bears to the total of such Salary of all Members.

Profit Sharing Formula 2 - In the same ratio as  each  Member's  Salary  for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s) bears to the total of such Salary of all Members.

The Employer may integrate the Profit Sharing Feature with Social Security in accordance with the following provision. The annual (or quarterly, if applicable) profit sharing contributions for any Contribution Determination Period (which period shall include, for the purposes of the following maximum integration levels provided hereunder where the Employer has elected quarterly allocations of contributions, the four quarters of a Plan Year or fiscal year) shall be allocated to each Member's Account at the election of the Employer, in accordance with one of the following options:

Profit Sharing Formula 3 - In a uniform percentage (as specified by the Employer in the Adoption Agreement) of each Member's Salary during the Contribution Determination Period (the "Base Contribution Percentage"), plus a uniform percentage (as specified by the Employer in the Adoption Agreement) of each Member's Salary for the
                           Contribution Determination Period in excess of the Social Security Taxable Wage Base for such Contribution Determination Period (the "Excess Contribution Percentage").

Profit Sharing Formula 4 - In a uniform percentage (as specified by the Employer in the Adoption Agreement) of each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s), if any, up to the Base Contribution Percentage for such Contribution Determination Period, plus a uniform percentage (as specified by the Employer in the Adoption Agreement) of each Member's Salary for the portion of the Contribution Determination Period during which the Member satisfied the Employer's eligibility requirement(s), equal to the Excess Contribution Percentage.

The Excess Contribution Percentage described in Profit Sharing Formulas 3 and 4 above may not exceed the lesser of (i) the Base Contribution Percentage, or (ii) the greater of (1) 5.7% or (2) the percentage equal to the portion of the Code
Section 3111(a) tax imposed on employers under the Federal Insurance Contributions Act (as in effect as of the beginning of the Plan Year) which is attributable to old-age insurance. For purposes of this Subparagraph, "compensation" as defined in Section 414(s) of the Code shall be substituted for "Salary" in determining the Excess Contribution Percentage and the Base Contribution Percentage.

Notwithstanding the foregoing, the Employer may not adopt the Social Security integration options provided above if any other integrated defined contribution or defined benefit plan is maintained by the Employer during any Contribution Determination Period.

Section 3.9        The 401(k) Feature

The Employer may, at its option, adopt the 401(k) Feature described hereunder and in Section 3.2 above for the exclusive purpose of permitting its Members to make 401(k) deferrals to the Plan.

The Employer may make, apart from any matching contributions it may elect to make, Employer qualified nonelective contributions as defined in Section 1.401(k)-1(g)(13) of the Regulations. The amount of such contributions shall not exceed 15% of the Salary of all Members eligible to share in the allocation when combined with all Employer contributions (including 401(k) elective deferrals) to the Plan for such Plan Year. Allocation of such contributions shall be made, at the election of the Employer, to the accounts of (i) all Members, or (ii) only Members who are not Highly Compensated Employees. Allocation of such contributions shall be made, at the election of the Employer, in the ratio (i) which each eligible Member's Salary for the Plan Year bears to the total Salary of all eligible Members for such Plan Year, or (ii) which each eligible Member's Salary not in excess of a fixed dollar amount specified by the Employer for the Plan Year bears to the total Salary of all eligible Members taking into account Salary for each such Member not in excess of the specified dollar amount. Notwithstanding any provision of the Plan to the contrary, such contributions shall be subject to the same vesting requirements and distribution restrictions as Members' 401(k) deferrals and shall not be conditioned on any election or contribution of the Member under the 401(k) feature. Any such contributions must be made on or before the last day of the second month after the Plan Year to which the contribution relates. Further, for purposes of the actual deferral percentage or actual contribution percentage tests described below, the Employer may apply (in accordance with applicable Regulations) all or any portion of the Employer qualified nonelective contributions for the Plan Year toward the satisfaction of the actual deferral percentage test. Any remaining Employer qualified nonelective contributions not utilized to satisfy the actual deferral percentage test may be applied (in accordance with applicable Regulations) to satisfy the actual contribution percentage test.

Effective for Plan Years beginning after December 31, 1996, the actual deferral percentages for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (i) or (ii) as follows:

(i)     Prior Year Testing:

          Notwithstanding any other provision of this 401(k) Feature, the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for such Plan Year and the prior year's actual deferral percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

          (a) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual deferral percentage of those Members who are not Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

          (b) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual deferral percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the actual deferral percentage for Members who are Highly Compensated Employees does not exceed the actual deferral percentage for Members who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points. This determination shall be made in accordance with the procedure described in Section 3.10 below.

          For the first Plan Year that the Plan permits any Member to make elective deferrals and this is not a successor plan, for purposes of the foregoing tests, the prior year's Non-Highly Compensated Employees' actual deferral percentage shall be 3 percent unless the Employer has elected in the Adoption Agreement to use the current Plan Year's actual deferral percentage for these Members. The Employer may elect in the Adoption Agreement to change from the Prior Year Testing method to the Current Year Testing method in accordance with the Code and IRS Regulations.


(ii)      Current Year Testing:

          If elected by the Employer in the Adoption Agreement, the actual deferral percentage tests in (a) and (b) above, will be applied by comparing the current Plan Year's actual deferral percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year's actual deferral percentage for Members who are Non-Highly Compensated Employees for such year. Once made, this election can only be changed and the Prior Year Testing method applied if the Plan meets the requirements for changing to Prior Year Testing set forth in IRS Notice 98-1 (or superseding guidance).

Section 3.10   Determining the Actual Deferral Percentages

For purposes of this 401(k) Feature, the actual deferral percentage for a Plan Year means, for a specified group of Members for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of (a) the amount of 401(k) deferrals (including, as provided in Section 3.9, any Employer qualified nonelective contributions) made to the Member's account for the Plan Year, to (b) the amount of the Member's compensation (as defined in Section 414(s) of the Code) for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan.

An Employee's actual deferral percentage shall be zero if no 401(k) deferral (or, as provided in Section 3.9, Employer qualified nonelective contribution) is made by him or on his behalf for such applicable Plan Year. If the Plan and one or more other plans which include cash or deferred arrangements are considered as one plan for purposes of Sections 401(a)(4) and 410(b) of the Code, the cash or deferred arrangements included in such plans shall be treated as one arrangement for purposes of this 401(k) Feature.

The TPA shall determine as of the end of the Plan Year whether one of the actual deferral percentage tests specified in Section 3.9 above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 3.2 above. In the event that neither of such actual deferral percentage tests is satisfied, the TPA shall, to the extent permissible under the Code and the IRS Regulations, refund the excess contributions for the Plan Year in the following order of priority: by (i) refunding such amounts deferred by the Member which were not matched by his Employer (and any earnings and losses allocable thereto), and (ii) refunding amounts deferred for such Plan Year by the Member (and any earnings and losses allocable thereto), and, to the extent permitted under the Code and applicable IRS Regulations, forfeiting amounts contributed for such Plan Year by the Employer with respect to the Member's 401(k) deferrals that are returned pursuant to this Paragraph (and any earnings and losses allocable thereto).

The distribution of such excess contributions shall be made to Highly Compensated Employees to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with
Article XI, no later than the end of the twelve-month period immediately following the date of such termination.

For purposes of this 401(k) Feature, "excess contributions" means, with respect to any Plan Year, the excess of the aggregate amount of 401(k) deferrals (and any other amounts contributed by the Employer that are taken into account in determining the actual deferral percentage of Highly Compensated Employees for such Plan Year) (collectively, "401(k) amounts") made to the accounts of Highly Compensated Employees for such Plan Year, over the maximum amount of such deferrals that could be made by such Members without violating the requirements described above. The excess contributions to be distributed shall be determined by reducing 401(k) amounts made by or on behalf of Highly Compensated Employees beginning with the Highly Compensated Employee with the largest 401(k) amounts for the Plan Year until such amount is reduced to be equal to the Highly Compensated Employee with the next largest 401(k) amount. The procedure described in the preceding sentence shall be repeated until all excess contributions have been eliminated and, as applicable, refunded.

Section 3.11   Determining the Actual Contribution Percentages

Notwithstanding any other provision of this Section 3.11, effective for Plan Years beginning after December 31, 1996, the actual contribution percentage for the Plan Year for Highly Compensated Employees shall, in accordance with the Code and IRS Regulations, satisfy either (i) or (ii) as follows:

   (i)    Prior Year Testing

          (a) the actual contribution percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior Plan Year's actual contribution percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25, or

          (b) the actual contribution percentage for Members who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's actual contribution percentage for Members who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2, provided that the actual contribution percentage for Members who are Highly Compensated Employees does not exceed the actual contribution percentage for Members who were Non-Highly Compensated Employees in the prior Plan Year by more than 2 percentage points.

          For the first Plan Year this Plan permits any Member to make after-tax contributions pursuant to Section 3.1, provides for Employer matching contributions (pursuant to Section 3.5), or both, and this is not a successor plan, for purposes of the foregoing tests, the prior Plan Year's Non-Highly Compensated Employees' actual contribution percentage shall be 3 percent unless the Employer has elected in the Adoption Agreement to use the current Plan Year's actual contribution percentage for these Members.

  (ii)    Current Year Testing

          If elected by the Employer in the Adoption Agreement, the actual contribution percentage tests in (a) and (b), above, will be applied by comparing the current Plan Year's actual contribution percentage for Members who are Highly Compensated Employees for such Plan Year with the current Plan Year's actual contribution percentage for Members who are Non-Highly Compensated Employees for such year. Once made, this election can only be changed and the Prior Year Testing method applied if the Plan meets the requirements for changing to Prior Year Testing set forth in IRS Notice 98-1 (or superseding guidance).

          For purposes of this Article III, the "actual contribution percentage" for a Plan Year means for a specified group of Employees, the average of the ratios (calculated separately for each Employee in such group) of (A) the sum of (i) Member after-tax contributions credited to his Account for the Plan Year, (ii) Employer matching contributions and/or supplemental contributions under Formula 1 credited to his Account as described in this Article for the Plan Year, and (iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals (and, as provided in Section 3.9, any Employer qualified nonelective contributions) credited to his Account, to (B) the amount of the Member's compensation (as defined in Section 414(s) of the Code) for the Plan Year or, alternatively, where specifically elected by the Employer, for only that part of the Plan Year during which the Member was eligible to participate in the Plan. An Employee's actual contribution percentage shall be zero if no such contributions are made by him or on his behalf for such Plan Year.

          The actual contribution percentage taken into account for any Highly Compensated Employee who is eligible to make Member contributions or receive Employer matching contributions under two or more plans described in Section 401(a) of the Code or arrangements described in
          Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such contributions were made under a single plan.

          The TPA shall determine as of the end of the Plan Year whether one of the actual contribution percentage tests specified above is satisfied for such Plan Year. This determination shall be made after first determining the treatment of excess deferrals within the meaning of
          Section 402(g) of the Code under Section 3.2 above and then determining the treatment of excess contributions under Section 3.10 above. In the event that neither of the actual contribution percentage tests is satisfied, the TPA shall (i) refund the excess aggregate contributions to the extent attributable to Member after-tax contributions and vested matching contributions for which the underlying Member after-tax contributions or 401(k) deferrals are not subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and any income related thereto) and
          (ii) forfeit the excess aggregate contributions to the extent attributable to non-vested Employer matching contributions and vested Employer matching contributions for which the underlying Member after-tax contributions or 401(k) deferrals are subject to correction under the actual deferral percentage or actual contribution percentage tests for such year (and any income related thereto), in the manner described below.

          For purposes of this Article III, "excess aggregate contributions" means, with respect to any Plan Year and with respect to any Member, the excess of the aggregate amount of contributions (and any earnings and losses allocable thereto) made as (i) Member after-tax contributions credited to his Account for the Plan Year, (ii) Employer matching contributions and/or supplemental contributions under Formula 1 credited to his Account as described in this Article for the Plan Year, and (iii) in accordance with and to the extent permitted by the IRS Regulations, 401(k) deferrals (and, as provided in Section 3.9, any Employer qualified nonelective contributions) credited to his Account (if the Plan Administrator elects to take into account such deferrals and contributions when calculating the actual contribution percentage) of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions that could be made as Employer contributions, Member contributions and 401(k) deferrals of such Members without violating the requirements of any Subparagraph of this Section 3.11.

          To the extent excess aggregate contributions must be refunded or forfeited for a Plan Year, such excess amounts will be refunded (or, as applicable, forfeited) first to the Highly Compensated Employees with the largest Contribution Percentage Amounts (as defined below) taken into account in calculating the actual contribution percentage test for the year the excess arose and continuing in descending order until all the excess aggregate contributions are refunded (or, as applicable, forfeited). For purposes for the preceding sentence, the "largest amount" is determined after distribution of any excess aggregate contributions. For purposes of this paragraph, "Contribution Percentage Amounts" means the sum of Member after-tax contributions, Employer matching contributions, Employer supplemental contributions under Formula (1), and qualified matching contributions ( to the extent not taken into account for purposes of the actual deferral percentage test) made under the Plan on behalf of the Member for the Plan Year. However, such Contribution Percentage Amounts shall not include Employer matching contributions that are forfeited either to correct excess aggregate contributions or because the contributions to which they relate are excess deferrals, excess contributions or excess aggregate contributions.

          The refund or forfeiture of such excess aggregate contributions shall be made with respect to such Highly Compensated Employees to the extent practicable before the 15th day of the third month immediately following the Plan Year for which such excess aggregate contributions were made, but in no event later than the end of the Plan Year following such Plan Year or, in the case of the termination of the Plan in accordance with Article XI, no later than the end of the twelve-month period immediately following the date of such termination.

Section 3.12     The Aggregate Limit Test

Notwithstanding any other provision of the Plan, effective for Plan Years beginning after December 31, 1996, the sum of the actual deferral percentage and the actual contribution percentage determined in accordance with the procedures described above of those Employees who are Highly Compensated Employees may not exceed the aggregate limit as determined below.

For purposes of this Article III, the "aggregate limit" for a Plan Year is the greater of:

     (1)  The sum of:

          (a) 1.25 times the greater of the actual deferral percentage of the Non-Highly Compensated Employees for the prior Plan Year or the actual contribution percentage of the Non-Highly Compensated Employees for the Plan Year, and

          (b) two percentage points plus the lesser of the actual deferral percentage or actual contribution percentage referred to in (a) above. In no event, however, shall the percentages described in the preceding sentence exceed two times the lesser of the relevant actual deferral percentage or the relevant actual contribution percentage; or

     (2) The sum of:

          (a) 1.25 times the lesser of the actual deferral percentage of the Non-Highly Compensated Employees for the prior Plan Year or the actual contribution percentage of the Non-Highly Compensated Employees for the Plan Year, and

          (b) two percentage points plus the greater of the actual deferral percentage or the actual contribution percentage referred to in
               (a) above. In no event, however, shall the percentage described in the preceding sentence exceed two times the greater of the relevant actual deferral percentage or the relevant actual contribution percentage;

               provided, however, that if a less restrictive limitation is prescribed by the IRS, such limitation shall be used in lieu of the foregoing. The calculation of the aggregate limit, as defined above, shall be determined in accordance with the Code and the IRS Regulations.

The TPA shall determine as of the end of the Plan Year whether the aggregate limit has been exceeded. This determination shall be made after first determining the treatment of excess deferrals within the meaning of Section 402(g) of the Code under Section 3.2 above, then determining the treatment of excess contributions under Section 3.10 above, and then determining the treatment of excess aggregate contributions under this Article III. In the event that the aggregate limit is exceeded, the actual contribution percentage of those Employees who are Highly Compensated Employees shall be reduced in the same manner as described in Section 3.11 of this Article until the aggregate limit is no longer exceeded, unless the TPA designates, in lieu of the reduction of the actual contribution percentage, a reduction in the actual deferral percentage of those Employees who are Highly Compensated Employees, which reduction shall occur in the same manner as described in Section 3.10 of this Article until the aggregate limit is no longer exceeded. Notwithstanding the provisions of Sections 3.2 and 3.10 above, the amount of excess contributions to be distributed, with respect to a Member for a Plan Year, shall be reduced by any excess deferrals distributed to such Member for such Plan Year.

If the Employer has elected in the Adoption Agreement to use the Current Year Testing method, then, in calculating the aggregate limit for a particular Plan Year, the Non-Highly Compensated Employees' actual deferral percentage and actual contribution percentage for that Plan Year, instead of the prior Plan Year, is used.

Section 3.13       Remittance of Contributions

The contributions of both the Employer and the Plan Members shall be recorded by the Employer and remitted to the TPA for transmittal to the Trustee or custodian or directly to the Trustee or custodian so that (i) in the case of Employer contributions the Trustee or custodian shall be in receipt thereof by the 15th day of the month next following the month in respect of which such contributions are payable and (ii) in the case of Member after-tax contributions and 401(k) deferrals, the Trustee or custodian shall be in receipt thereof by the 15th business day of the month following the month in which the Member contributions are received by the Employer or the 15th business day of the month following the month in which such amount would otherwise have been payable to the Member in cash. Such amounts shall be used to provide additional Units pursuant to Article V.

Section 3.14  Safe Harbor CODA

If the Employer has elected the safe harbor CODA option in the Adoption Agreement, the provisions of this Section 3.14 shall apply for the Plan Year and any provisions relating to the actual deferral percentage test described in ss.401(k)(3) of the Code or the actual contribution percentage test described in ss.401(m)(2) of the Code do not apply. To the extent that any other provision of the Plan is inconsistent with the provisions of this section, the provisions of this section govern.

(A) Actual Deferral Percentage Test Safe Harbor

          (1) Unless the Employer elects in the Adoption Agreement to make Enhanced Matching Contributions (as provided in the Adoption Agreement) or safe harbor nonelective contributions, the Employer will contribute monthly or on another periodic basis for the Plan Year a safe harbor matching contribution to the Plan on behalf of each eligible Employee equal to (i) 100 percent of the amount of the Employee's 401(k) deferrals that do not exceed 3 percent of the Employee's Salary for the Plan Year, plus (ii) 50 percent of the amount of the Employee's 401(k) deferrals that exceed 3 percent of the Employee's Salary but that do not exceed 5 percent of the Employee's Salary ("Basic Matching Contributions").

          (2) The Member's benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in ss.401(k)(10) of the Code, or the attainment of age 59 1/2. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under ss.401(l) of the Code.

          (3) At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Eligible Employee a comprehensive notice of the Employee's rights and obligations under the

               Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

          (4) In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described above.

                                   ARTICLE IV
                           INVESTMENT OF CONTRIBUTIONS


Section 4.1        Investment by Trustee or Custodian

All contributions to the Plan shall, upon receipt by the TPA, be delivered to the Trustee or custodian to be held in the Trust Fund and invested and distributed by the Trustee or custodian in accordance with the provisions of the Plan and Trust Agreement. The Trust Fund shall consist of one or more of the Investment Funds or other applicable investment vehicles designated by the Employer in the Adoption Agreement.

With the exception of the Employer Stock Fund or, if applicable, the Employer Certificate of Deposit Fund, the Trustee may in its discretion invest any amounts held by it in any Investment Fund in any commingled or group trust fund described in Section 401(a) of the Code and exempt under Section 501(a) of the Code or in any common trust fund exempt under Section 584 of the Code, provided that such trust fund satisfies any requirements of the Plan applicable to such Investment Funds. To the extent that the Investment Funds are at any time invested in any commingled, group or common trust fund, the declaration of trust or other instrument pertaining to such fund and any amendments thereto are hereby adopted as part of the Plan.

The Employer will designate in the Adoption Agreement which of the Investment Funds or other applicable investment vehicles will be made available to Members and the terms and conditions under which such Funds will operate with respect to employee direction of allocations to and among such designated Funds and the types of contributions and/or deferrals eligible for investment therein.

To the extent made available under the Plan, the Employer may elect, in the Adoption Agreement, to allow Members to direct the investment of their Accounts, pursuant to, and in accordance with, such rules and procedures as may be prescribed by the Employer or the Plan Sponsor, to a self-directed brokerage account.

Section 4.2        Member Directed Investments

To the extent permitted by the Employer as set forth in the Adoption Agreement, each Member shall direct in writing that his contributions and deferrals, if any, and the contributions made by the Employer on his behalf shall be invested
(a) entirely in any one of the investment vehicles made available by the Employer, or (b) among the available investment vehicles in any combination of multiples of 1%. If a

Member has made any  Rollover  contributions  in  accordance  with  Article III,
Section 3.3, such Member may elect to apply separate investment directions to such rollover amounts. Any such investment direction shall be followed by the TPA until changed. Subject to the provisions of the following paragraphs of this Section, as designated in the Adoption Agreement, a Member may change his investment direction as to future contributions and also as to the value of his accumulated Units in each of the available investments by filing written notice with the TPA. Such directed change(s) will become effective upon the Valuation Date coinciding with or next following the date which his notice was received by the TPA or as soon as administratively practicable thereafter. If the Adoption Agreement provides for Member directed investments, and if a Member does not make a written designation of an Investment Fund or Funds, or other investment vehicle, the Employer or its designee shall direct the Trustee to invest all amounts held or received on account of the Member in the Investment Fund which in the opinion of the Employer best protects principal.

Except as otherwise provided below, a Member may not direct a transfer from the Stable Value Fund to the Government Money Market Fund or the Employer
Certificate of Deposit Fund. A Member may direct a transfer from any other investment vehicle to the Government Money Market Fund or the Employer Certificate of Deposit Fund provided that amounts previously transferred from the Stable Value Fund to such investment vehicle remain in such vehicle for a period of three months prior to being transferred to the Government Money Market Fund or the Employer Certificate of Deposit Fund.

Section 4.3        Employer Securities

If the Employer so elects in the Adoption Agreement, the Employer and/or Members may direct that contributions will be invested in Qualifying Employer Securities (within the meaning of Section 407(d)(5) of ERISA) through the Employer Stock Fund.

                                    ARTICLE V
                      MEMBERS ACCOUNTS, UNITS AND VALUATION


The TPA shall establish and maintain an Account for each Member showing his interests in the available Investment Funds or other applicable investments, as designated by the Employer in the Adoption Agreement. The interest in each Investment Fund shall be represented by Units.

As of each Valuation Date, the value of a Unit in each Investment Fund shall be determined by dividing (a) the sum of the net assets at market value determined by the Trustee by (b) the total number of outstanding Units.

The number of additional Units to be credited to a Member's interest in each available Investment Fund, as of any Valuation Date, shall be determined by dividing (a) that portion of the aggregate contributions and/or deferrals by and on behalf of the Member which was directed to be invested in such Investment Fund and received by the Trustee by (b) the Unit value of such Investment Fund.

The value of a Member's Account may be determined as of any Valuation Date by multiplying the number of Units to his credit in each available Investment Fund by that Investment Fund's Unit value on such date and aggregating the results. If, and to the extent, a Member's Account is invested pursuant to a self-directed brokerage account, the investments held in that account shall be valued by the brokerage firm maintaining such account in accordance with such procedures as may be determined by such brokerage firm.

                                   ARTICLE VI
                               VESTING OF ACCOUNTS


Section 6.1 Vesting of Member Contributions, 401(k) Deferrals, Qualified Nonelective Contributions, and Rollover Contributions

All Units credited to a Member's Account based on after-tax contributions and/or 401(k) deferrals made by the Member and any earnings related thereto (including any rollover contributions allocated to a Member's Account under the Plan and any earnings thereon) and, as provided in Section 3.9, Employer qualified nonelective contributions made on behalf of such Member shall be immediately and fully vested at all times.

Section 6.2 Vesting of Employer Contributions

Except as provided in Section 6.1, the Employer may, at its option, elect one of the available vesting schedules described herein for each of the employer contribution types applicable under the Plan as designated in the Adoption Agreement.

Schedule 1: All applicable Employer contributions (and related earnings) shall be immediately and fully vested. If the eligibility requirement(s) selected by the Employer under the Plan require(s) that an Employee complete a service period which is longer than 12 consecutive months, this vesting
                   Schedule 1 shall be automatically applicable.

Schedule           2:  All  applicable   Employer   contributions  (and  related
                   earnings) shall vest in accordance with the schedule set forth below:

                                Completed                   Vested
                            Years of Employment           Percentage
                            -------------------           ----------
                              Less than 2                        0%
                              2 but less than 3                 20%
                              3 but less than 4                 40%
                              4 but less than 5                 60%
                              5 but less than 6                 80%
                              6 or more                        100%

Schedule 3: All applicable  Employer  contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                                        Completed                Vested
                                 Years of Employment          Percentage
                                 -------------------          ----------
                                       Less than 5                   0%
                                       5 or more                   100%

Schedule 4: All applicable  Employer  contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                                       Completed               Vested
                                 Years of Employment          Percentage
                                 -------------------          ----------
                                      Less than 3                    0%
                                      3 or more                    100%

Schedule 5: All applicable  Employer  contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                                         Completed              Vested
                                 Years of Employment          Percentage
                                 -------------------          ----------
                                    Less than 1                      0%
                                    1 but less than 2               25%
                                    2 but less than 3               50%
                                    3 but less than 4               75%
                                    4 or more                      100%

Schedule 6: All applicable  Employer  contributions (and related earnings) shall vest in accordance with the schedule set forth below:

                                        Completed               Vested
                                 Years of Employment          Percentage
                                 -------------------          ----------
                                    Less than 3                      0%
                                    3 but less than 4               20%
                                    4 but less than 5               40%
                                    5 but less than 6               60%
                                    6 but less than 7               80%
                                    7 or more                      100%

Schedule 7: All applicable  Employer  contributions (and related earnings) shall vest in accordance with the schedule set forth in the Adoption Agreement prescribed by the Employer in accordance with applicable law.

Notwithstanding the vesting schedules above, a Member's interest in his Account shall become 100% vested in the event that (i) the Member dies while in service with the Employer and the TPA has received notification of death, (ii) the Member has been approved for Disability, pursuant to the provisions of Article VII, and the TPA has received notification of Disability, or (iii) the Member has attained Normal Retirement Age while in service with the Employer.

Except as otherwise provided hereunder, in the event that the Employer adopts the Plan as a successor plan to another defined contribution plan qualified under Sections 401(a) and 501(a) of the Code, or in the event that the Employer changes or amends a vesting schedule adopted under this Article, any Member who was covered under such predecessor plan or, the pre-amendment vesting schedule under the Plan, and has completed at least 3 Years of Employment (or, as applicable, 3 years of service) may elect to have the nonforfeitable percentage of the portion of his Account which is subject to such vesting schedule computed under such predecessor plan's vesting provisions, or computed without regard to such change or amendment under the Plan (a "Vesting Election"). Any Vesting Election shall be made by notifying the TPA in writing within the election period hereinafter described. The election period shall begin on the date such amendment is adopted or the date such change is effective, or the date the Plan, which serves as a successor plan, is adopted or effective, as the case may be, and shall end no earlier than the latest of the following dates: (i) the date which is 60 days after the day such amendment is adopted; (ii) the date which is 60 days after the day such amendment or change becomes effective; (iii) the date which is 60 days after the day the Member is given written notice of such amendment or change by the TPA; (iv) the date which is 60 days after the day the Plan is adopted by the Employer or becomes effective; or (v) the date which is 60 days after the day the Member is given written notice that the Plan has been designated as a successor plan. Any such election, once made, shall be irrevocable.

To the extent permitted under the Code and Regulations, the Employer may, at its option, elect to treat all Members who are eligible to make a Vesting Election as having made such Vesting Election if the vesting schedule resulting from such an election is more favorable than the Vesting Schedule that would apply pursuant to the Plan amendment. Furthermore, subject to the requirements of the applicable Regulations, the Employer may elect to treat all Members, who were employed by the Employer on or before the effective date of the change or amendment, as subject to the prior vesting schedule, provided such prior schedule is more favorable.

In the event that an Employer elects, in its Adoption Agreement, to use the hour of service method for determining vesting service, Years of Service shall be substituted for Years of Employment for all purposes under this Article VI.

Section 6.3        Forfeitures

If a Member who was partially vested in his Account on the date of his termination of Employment returns to Employment, his Years of Employment (or, as applicable, years of service) prior to the Break(s) in Service shall be included in determining future vesting and, if he returns before incurring 5 consecutive one year Breaks in Service, any amounts forfeited from his Account shall be restored to his Account provided, however, that if such a Member has received a distribution pursuant to Article VII, his nonvested Account shall not be restored unless he repays to the Plan the full amount distributed to him before the earlier of (i) 5 years after the first date on which the Member is subsequently reemployed by the Employer, or (ii) the close of the first period of 5 consecutive one-year Breaks in Service commencing after the withdrawal. The amount restored to the Member's Account will be valued on the Valuation Date coinciding with or next following the later of (i) the date the Employee is rehired, or (ii) the date a new enrollment application is received by the TPA. If a Member terminates Employment without any vested interest in his Account, he shall (i) immediately be deemed to have received a total distribution of his Account and (ii) thereupon forfeit his entire Account; provided that if such Member returns to Employment before the number of consecutive one-year Breaks in Service equals or exceeds the greater of (i) 5, or (ii) the aggregate number of the Member's Years Employment (or, as applicable, Years of Service) prior to such Break in Service, his Account shall be restored in the same manner as if such Member had been partially vested at the time of his termination of Employment and had his nonvested Account restored upon a return to employment, and his Years of Employment (or, as applicable, Years of Service) prior to incurring the first Break in Service shall be included in any subsequent determination of his vesting service.

Forfeited amounts, as described in the preceding paragraph, shall be made available to the Employer, through a transfer from the Member's Account to the Employer Credit Account, upon: (1) if the Member had a vested interest in his Account at his termination of Employment, the earlier of (i) the date as of which the Member receives a distribution of his entire vested interest in his Account or (ii) the date upon which the Member incurs 5 consecutive one-year Breaks in Service, or (2) the date of the Member's termination of Employment, if the Member then has no vested interest in his Account. Once so transferred, such amounts shall be used at the option of the Employer to (i) reduce administrative expenses for that Contribution Determination Period, (ii) offset any contributions to be made by the Employer for that Contribution Determination Period or (iii) be allocated to all eligible Members deemed to be employed as of the last day of the Contribution Determination Period. The Employer Credit Account, referenced in this Subparagraph, shall be maintained to receive, in addition to the forfeitures described above, (i) contributions in excess of the limitations contained in Section 415 of the Code, (ii) Employer contributions made in advance of the date allocable to Members, if any, and
(iii) amounts, if any, forfeited pursuant to Sections 3.10 and 3.11.

                                   ARTICLE VII
                          WITHDRAWALS AND DISTRIBUTIONS


Section 7.1        General Provisions

The Employer will define in the Adoption Agreement the terms and conditions under which withdrawals and distributions will be permitted under the Plan. All payments in respect of a Member's Account shall be made in cash from the Trust Fund and in accordance with the provisions of this Article or Article XI except that if the Adoption Agreement so provides, a Member may elect to have his Account, to the extent then invested in the Employer Stock Fund, distributed in the form of Employer Stock in accordance with the provisions of this Article or
Article XI. The amount of payment will be determined in accordance with the value of the Member's Account on the Valuation Date coinciding with or next following the date proper notice is filed with the TPA, unless following such Valuation Date a decrease in the value of the Member's investment in any of the available Investment Funds or other Account investments occurs prior to the date the Member's Account is paid in which case that part of the payment which is based on such investments shall equal the value of such investments determined as of the date of payment which date shall occur as soon as administratively practicable on or following the Valuation Date such proper notice is filed with the TPA. If units are redeemed to make a payment of benefits, the redemption date Unit value with respect to a Member's investment in any of the available Investment Funds shall equal the value of a Unit in such Investment Fund, as determined in accordance with the valuation method applicable to Unit investments in such Investment Fund on the date the Member's investment is redeemed.

Except where otherwise specified, payments provided under this Article will be made in a lump sum as soon as practicable after such Valuation Date or date of redemption, as may be applicable, subject to any applicable restriction on redemption imposed on amounts invested in any of the available Investment Funds.

Any partial withdrawal shall be deemed to come (to the extent available for withdrawal):

o First from the Member's after-tax contributions made prior to January 1, 1987.

o Next from the Member's after-tax contributions made after December 31, 1986 plus earnings on all of the Member's after-tax contributions.

o    Next from the Member's rollover contributions plus earnings thereon.

o    Next from the Employer matching contributions plus earnings thereon.

o    Next from the Employer supplemental contributions plus earnings thereon.

o    Next from the Employer basic contributions plus earnings thereon.

o Next from the Employer safe harbor CODA contributions plus earnings thereon.

o    Next from the Member's 401(k) deferrals plus earnings thereon.

o Next from the Employer qualified nonelective contributions plus earnings thereon.

o    Next from the Employer profit sharing contributions plus earnings thereon.

Section 7.2        Withdrawals While Employed

The Employer may, at its option, permit Members to make withdrawals from one or more of the portions of their Accounts while employed by the Employer, as designated in the Adoption Agreement, under the terms and provisions described herein.

Voluntary Withdrawals - To the extent permitted by the Employer as specified in the Adoption Agreement, a Member may voluntarily withdraw some or all of his Account (other than his 401(k) deferrals and Employer qualified nonelective contributions treated as 401(k) deferrals except as hereinafter permitted) while in Employment by filing a notice of withdrawal with the TPA; provided, however, that in the event his Employer has elected to provide annuity options under
Section 7.3, no withdrawals may be made from a married Member's Account without the written consent of such Member's Spouse (which consent shall be subject to the procedures set forth in Section 7.3). Only one in-service withdrawal may be made in any Plan Year from each of the rollover amount of the Member's Account and the remainder of the Member's Account. This restriction shall not, however, apply to a withdrawal under this Section in conjunction with a hardship withdrawal.

Notwithstanding the foregoing paragraph, a Member may not withdraw any matching, basic, supplemental, profit sharing or, solely in the case of the events described in clause (iii) or (iv), qualified nonelective contributions made by the Employer under Article III unless (i) the Member has completed 60 months of participation in the Plan; (ii) the withdrawal occurs at least 24 months after such contributions were made by the Employer; (iii) the Employer terminates the Plan without establishing a qualified successor plan; or (iv) the Member dies, is disabled, retires, attains age 59 1/2 or terminates Employment. For purposes of the preceding requirements, if the Member's Account includes amounts which

                                        1
have been transferred from a defined contribution plan established prior to the adoption of the Plan by the Employer, the period of time during which amounts were held on behalf of such Member and the periods of participation of such Member under such defined contribution plan shall be taken into account.

Effective as of January 1, 1997, if an Employer does not permit Members to make withdrawals from their Account while employed and a Member has attained age 70 1/2 prior to terminating employment with his Employer, such Member may withdraw some or all of his Account under the terms and provisions of this Section 7.2.

If an Employer, in the Adoption Agreement, permits Members to withdraw 401(k) deferrals and qualified non-elective contributions (and the income allocable to each) while employed by the Employer, such deferrals or contributions are not distributable earlier than upon separation from service, death, disability, attainment of age 59 1/2 or hardship. Such amounts may also be distributed, in accordance with Section 401(k)(2)(B)(i)(II) of the Code and the IRS Regulations thereunder, upon: (i) termination of the Plan without the establishment of another defined contribution plan other than an employee stock ownership plan (as defined in Section 4975(e)(7) or Section 409 of the Code) or a simplified employee pension plan (defined in Code Section 408(k) or a SIMPLE IRA plan (defined in Code Section 408(p)), or (ii) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets, or (iii) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to employees who continue employment with such subsidiary.

Hardship Withdrawals - If designated by the Employer in the Adoption Agreement, a Member may make a withdrawal of his 401(k) deferrals, Employer qualified nonelective contributions which are treated as elective deferrals, and any earnings credited thereto prior to January 1, 1989, prior to attaining age 59 1/2, provided that the withdrawal is solely on account of an immediate and heavy financial need and is necessary to satisfy such financial need. For the purposes of this Article, the term "immediate and heavy financial need" shall be limited to the need of funds for (i) the payment of medical expenses (described in
Section 213(d) of the Code) incurred by the Member, the Member's Spouse, or any of the Member's dependents (as defined in Section 152 of the Code), (ii) the payment of tuition and room and board for the next 12 months of post-secondary education of the Member, the Member's Spouse, the Member's children, or any of the Member's dependents (as defined in Section 152 of the Code), (iii) the purchase (excluding mortgage payments) of a principal residence for the Member, or (iv) the prevention of eviction of the Member from his principal residence or the prevention of foreclosure on the mortgage of the Member's principal residence. For purposes of this Article, a distribution generally may be treated as "necessary to satisfy a financial need" if the Plan Administrator reasonably relies upon the Member's written representation that the need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Member's available assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Member contributions and/or deferrals pursuant to Article III of the Plan, to the extent such contributions and/or deferrals are permitted by the Employer, or
(iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms. The amount of any withdrawal pursuant to this Article shall not exceed the amount required to meet the demonstrated financial hardship, including any amounts necessary to pay any federal income taxes and penalties reasonably anticipated to result from the distribution as certified to the Plan Administrator by the Member.

Notwithstanding the foregoing, no amounts may be withdrawn on account of hardship pursuant to this Article prior to a Member's withdrawal of his other available Plan assets without regard to any other withdrawal restrictions adopted by the Employer.

Section 7.3        Distributions Upon Termination of Employment

In accordance with the provisions for distributions designated by the Employer in the Adoption Agreement, a Member who terminates Employment with the Employer may request a distribution of his Account at any time thereafter up to attainment of age 70 1/2. Except as otherwise provided by the Employer in the Adoption Agreement, a Member may withdraw all or a portion of his Account at any time after termination of employment and any amounts paid under this Article may not be returned to the Plan.

Any distribution made under this Section 7.3 requires that a Request for Distribution be filed with the TPA. If a Member does not file such a Request, the value of his Account will be paid to him as soon as practicable after his attainment of age 70 1/2, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 unless otherwise provided by law.

Lump Sum Payments - A Member may request a distribution of all or a part of his Account no more frequently than once per calendar year by filing the proper Request for Distribution with the TPA. In the event the Employer has elected to provide an annuity option under the Plan, no distributions may be made from a married Member's Account without the written consent of such married Member's spouse (which consent shall be subject to the procedures set forth below).

Installment Payments - To the extent designated by the Employer in the Adoption Agreement and in lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his Request for Distribution to be paid in installments (no less frequently than annually), provided that a Member shall not be permitted to elect an installment period in excess of his remaining life expectancy (or the joint life expectancy of the Member and his designated Beneficiary) and if a Member attempts such an election, the TPA shall deem him to have elected the installment period with the next lowest multiple within the Member's remaining life expectancy. For purposes of installment payments under this Section 7.3, the Member's life expectancy (or the joint life expectancy of the Member and his designated Beneficiary) shall not be recalculated. The amount of each installment will be equal to the value of the total Units in the Member's Account, multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments including the one then being paid, so that at the end of the installment period so elected, the total Account will be liquidated. The value of the Units will be determined in accordance with the Unit values on the Valuation Date on or next following the TPA's receipt of his Request for Distribution and on each anniversary thereafter subject to applicable Regulations under Code Section 401(a)(9). Payment will be made as soon as practicable after each such Valuation Date, but in no event shall payment commence later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2 subject to the procedure for making such distributions described below. The election of installments hereunder may not be subsequently changed by the Member, except that upon written notice to the TPA, the Member may withdraw the balance of the Units in his Account in a lump sum at any time, notwithstanding the fact that the Member previously received a distribution in the same calendar year.

Annuity Payments - The Employer may, at its option, elect to provide an annuity option under the Plan. To the extent so designated by the Employer in the Adoption

Agreement and in lieu of any lump sum payment of his total Account, a Member who has terminated his Employment may elect in his Request for Distribution to have the value of his total Account be paid as an annuity secured for the Member by the Plan Administrator through a individual annuity contract purchased by the Plan. In the event the Employer elects to provide the annuity option, the following provisions shall apply:

Unmarried Members - Any unmarried Member who has terminated his Employment may elect, in lieu of any other available payment option, to receive a benefit payable by purchase of a single premium contract providing for (i) a single life annuity for the life of the Member or (ii) an annuity for the life of the Member and, if the Member dies leaving a designated Beneficiary, a 50% survivor annuity for the life of such designated Beneficiary.

Married Members - Except as otherwise provided below, (i) any married Member who has terminated his Employment shall receive a benefit payable by purchase of a single premium contract providing for a Qualified Joint and Survivor Annuity, as defined below, and (ii) the Surviving Spouse of any married Member who dies prior to the date payment of his benefit commences shall be entitled to a Preretirement Survivor Annuity, as defined below. Notwithstanding the foregoing, any such married Member may elect to receive his benefit in any other available form, and may waive the Preretirement Survivor Annuity, in accordance with the spousal consent requirements described herein.

For purposes of this Section 7.3, the term Qualified Joint and Survivor Annuity" means a benefit providing an annuity for the life of the Member, ending with the payment due on the last day of the month coinciding with or preceding the date of his death, and, if the Member dies leaving a Surviving Spouse, a survivor annuity for the life of such Surviving Spouse equal to one-half of the annuity payable for the life of the Member under his Qualified Joint and Survivor Annuity, commencing on the last day of the month following the date of the Member's death and ending with the payment due on the first day of the month coinciding with or preceding the date of such Surviving Spouse's death.

For purposes of this Section 7.3, the term "Preretirement Survivor Annuity" means a benefit providing for payment of 50% of the Member's Account balance as of the Valuation Date coinciding with or preceding the date of his death. Payment of a Preretirement Survivor Annuity shall commence in the month following the month in which the Member dies or as soon as practicable thereafter; provided, however, that to the extent required by law, if the value of the amount used to purchase a

Preretirement Survivor Annuity exceeds $3,500, then payment of the Preretirement Survivor Annuity shall not commence prior to the date the Member reached (or would have reached, had he lived) Normal Retirement Age without the written consent of the Member's Surviving Spouse. Absence of any required consent will result in a deferral of payment of the Preretirement Survivor Annuity to the month following the month in which occurs the earlier of (i) the date the required consent is received by the TPA or (ii) the date the Member would have reached Normal Retirement Age had he lived.

The TPA shall furnish or cause to be furnished, to each married Member with an Account subject to this Section 7.3, explanations of the Qualified Joint and Survivor Annuity and Preretirement Survivor Annuity. A Member may, with the written consent of his Spouse (unless the TPA makes a written determination in accordance with the Code and the Regulations that no such consent is required), elect in writing (i) to receive his benefit in a single lump sum payment within the 90-day period ending on the date payment of his benefit commences; and (ii) to waive the Preretirement Survivor Annuity within the period beginning on the first day of the Plan Year in which the Member attains age 35 and ending on the date of his death. Any election made pursuant to this Subparagraph may be revoked by a Member, without spousal consent, at any time within which such election could have been made. Such an election or revocation must be made in accordance with procedures developed by the TPA and shall be notarized.

Notwithstanding anything to the contrary, effective for Plan Years beginning after December 31, 1996, the 90-day period in which a Member may, with the written consent of his Spouse, elect in writing to receive his benefit in a single lump sum shall not end before the 30th day after the date on which explanations of the Qualified Joint and Survivor Annuity and Preretirement Survivor Annuity are provided. A Member may elect (with any applicable spousal consent) to waive any requirement that the written explanation be provided at least 30 days before the annuity starting date (or to waive the 30-day requirement under the preceding sentence) if the distribution commences more than seven days after such explanation is provided.

Notwithstanding the preceding provisions of this Section 7.3, any benefit of $3,500, subject to the limits of Article X, or less, shall be paid in cash in a lump sum in full settlement of the Plan's liability therefor; provided, however, that in the case of a married Member, no such lump sum payment shall be made after benefits have commenced without the consent of the Member and his Spouse or, if the Member has died, the Member's Surviving Spouse. Furthermore, if the value of the benefit payable to a Member or his Surviving Spouse is greater than $3,500 and the Member has or had not reached his Normal Retirement Age, then to the extent required by law, unless the Member (and, if the Member is married and his benefit is to be paid in a form other than a Qualified Joint and Survivor Annuity, his Spouse, or, if the Member was married, his Surviving Spouse) consents in writing to an immediate distribution of such benefit, his benefit shall continue to be held in the Trust until a date following the earlier of (i) the date of the TPA's receipt of all required consents or (ii) the date the Member reaches his earliest possible Normal Retirement Age under the Plan (or would have reached such date had he lived), and thereafter shall be paid in accordance with this
Section 7.3.

Solely to the extent required under applicable law and regulations, and notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Subparagraph, a Distributee may elect, at the time and in the manner prescribed by the TPA, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Subparagraph, the following terms shall have the following meanings:

Eligible Rollover Distribution - Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

Effective January 1, 2000, an Eligible Rollover Distribution excludes hardship withdrawals as defined in Section 401(k)(2)(B)(i)(IV) of the Code which are attributable to Member's 401(k) deferrals under Treasury Regulation Section 1.401(k)-1(d)(2)(ii).

Eligible Retirement Plan - An individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Surviving

Spouse, an Eligible Retirement Plan is an individual retirement account or an individual retirement annuity.

Distributee  - A  Distributee  may be (i) an Employee,  (ii) a former  Employee,
(iii) an Employee's Surviving Spouse, (iv) a former Employee's Surviving Spouse,
(v) an Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, or
(vi) a former Employee's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, with respect to the interest of the Spouse or former Spouse.

Direct Rollover - A payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Section 7.4        Distributions Due to Disability

A Member who is separated from Employment by reason of a disability which is expected to last in excess of 12 consecutive months and who is either (i) eligible for, or is receiving, disability insurance benefits under the Federal Social Security Act or (ii) approved for disability under the provisions of any other benefit program or policy maintained by the Employer, which policy or program is applied on a uniform and nondiscriminatory basis to all Employees of the Employer, shall be deemed to be disabled for all purposes under the Plan. The Plan Administrator shall determine whether a Member is disabled in accordance with the terms of the immediately preceding paragraph; provided, however, approval of Disability is conditioned upon notice to the Plan Administrator of such Member's Disability within 13 months of the Member's separation from Employment. The notice of Disability shall include a certification that the Member meets one or more of the criteria listed above. Upon determination of Disability, a Member may withdraw his total Account balance under the Plan and have such amounts paid to him in accordance with the applicable provisions of this Article VII, as designated by the Employer. If a disabled Member becomes reemployed subsequent to withdrawal of some or all of his Account balance, such Member may not repay to the Plan any such withdrawn amounts.

Section 7.5        Distributions Due to Death

Subject to the provisions of Section 7.3 above, if a married Member dies, his Spouse, as Beneficiary, will receive a death benefit equal to the value of the Member's Account determined on the Valuation Date on or next following the TPA's receipt of notice that such Member died; provided, however, that if such Member's Spouse had consented in writing to the designation of a different Beneficiary, the Member's Account will be paid to such designated Beneficiary. Such nonspousal designation may be revoked by the Member without spousal consent at any time prior to the Member's death. If a Member is not married at the time of his death, his Account will be paid to his designated Beneficiary.

A Member  may elect  that upon his  death,  his  Beneficiary,  pursuant  to this
Section 7.5, may receive, in lieu of any lump sum payment, payment in 5 annual installments (10 if the Spouse is the Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) whereby the value of 1/5th of such Member's Units (or 1/10th in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) in each available Investment Fund will be determined in accordance with the Unit values on the Valuation Date on or next following the TPA's receipt of notice of the Member's death and on each anniversary of such Valuation Date. Payment will be made as soon as practicable after each Valuation Date until the Member's Account is exhausted. Such election may be filed at any time with the Plan Administrator prior to the Member's death and may not be changed or revoked after such Member's death. If such an election is not in effect at the time of the Member's death, his Beneficiary (including any spousal Beneficiary) may elect to receive distributions in accordance with this Article, except that any balance remaining in the deceased Member's Account must be distributed on or before the December 31 of the calendar year which contains the 5th anniversary (the 10th anniversary in the case of a spousal Beneficiary, provided that the Spouse's remaining life expectancy is at least 10 years) of the Member's death. Notwithstanding the foregoing, payment of a Member's Account shall commence not later than the December 31 of the calendar year immediately following the calendar year in which the Member died or, in the event such Beneficiary is the Member's Surviving Spouse, on or before the December 31 of the calendar year in which such Member would have attained age 70 1/2, if later (or, in either case, on any later date prescribed by the IRS Regulations). If, upon the Spouse's or Beneficiary's death, there is still a balance in the Account, the value of the remaining Units will be paid in a lump sum to such Spouse's or Beneficiary's estate.

Section 7.6        Minimum Required Distributions

Effective as of January 1, 1997, payment of a Member's Account shall not commence later than April 1 of the calendar year following the later of (i) the calendar year in which the Member attains age 70 1/2 or (ii) the calendar year in which the Member retires; provided however, if the Member is a 5 percent owner (as described in section 416(i) of the Code), at any time during the Plan Year ending with or within the calendar year in which the Employee attains age 70 1/2, any benefit payable to such Member shall commence no later than April 1 of the calendar year following the calendar year in which the Member attains age 70 1/2. Such benefit shall be paid, in accordance with the Regulations, over a period not extending beyond the life expectancy of such Member (or the joint life expectancy of the Member and his designated Beneficiary). For purposes of this Section, life expectancy of a Member and/or a Member's spouse may at the election of the Member be recalculated annually in accordance with the Regulations. The election, once made, shall be irrevocable. If the Member does not make an election prior to the time that distributions are required to commence, then life expectancies shall not be recalculated.

Notwithstanding anything in the Plan to the contrary, if a Member dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Member's death. In addition, to the extent any payments from the Member's Account would be made after the Member's death, such payments shall be made in accordance with Section 401(a)(9) of the Code and the IRS Regulations thereunder (including the minimum distribution incidental benefit requirements).

                                  ARTICLE VIII
                                  LOAN PROGRAM


Section 8.1        General Provisions

An Employer may, at its option, make available the loan program described herein for any Member (and, if applicable under Section 8.8 of this Article, any Beneficiary), subject to applicable law. The Employer shall so designate its adoption of the loan program and the terms and provisions of its operation in the Adoption Agreement. There shall be a reasonable origination fee and/or an annual administration fee assessed to the Member's Account for each loan made to a Member or Beneficiary. In the event that the Employer has elected to provide an annuity option under Article VII or amounts are transferred to the Plan from a retirement plan subject to Section 401(a)(11) of the Code, no loans may be made from a married Member's Account without the written consent of such Member's Spouse (in accordance with the spousal consent rules set forth under Section 7.3). In the event the Employer elects to permit loans to be made from rollover contributions and earnings thereon, as designated in the Adoption Agreement, loans shall be available from the Accounts of any Employees of the Employer who have not yet become Members. Only one loan may be made to a Member in the Plan Year, except that if an Employer provides in the Adoption Agreement to make loans available from Employee rollover contributions and the earnings thereon, a Member will be permitted to request a second loan in the Plan Year to the extent of Employee rollover contributions and earnings thereon subject to any other limitations provided under this Article.

The Employer may elect, in the Adoption Agreement, to make the loan program available only in the event of hardship or financial necessity. Hardship or financial necessity is defined as a significant health expense or a loss of income due to illness or disability incurred by a Member, or the death of a Member or an immediate family member of a Member. Hardship or financial necessary also includes the purchase of a Member's principal place of residence as well as paying for a college education (including graduate studies) for either a Member or a Member's dependents.

Section 8.2        Loan Application

Subject to the restrictions described in the paragraph immediately following, a Member in Employment may borrow from his Account in each of the available Investment Funds by filing a loan application with the TPA. Such application (hereinafter referred to as a

"completed application") shall (i) specify the terms pursuant to which the loan is requested to be made and (ii) provide such information and documentation as the TPA shall require, including a note, duly executed by the Member, granting a security interest of an amount not greater than 50% of his vested Account, to secure the loan. With respect to such Member, the completed application shall authorize the repayment of the loan through payroll deductions. Such loan will become effective upon the Valuation Date coinciding with or next following the date on which his completed application and other required documents were submitted, subject to the same conditions with respect to the amount to be transferred under this Section which are specified in the Plan procedures for determining the amount of payments made under Article VII of the Plan.

The Employer shall establish standards in accordance with the Code and ERISA which shall be uniformly applicable to all Members eligible to borrow from their interests in the Trust Fund similarly situated and shall govern the TPA's approval or disapproval of completed applications. The terms for each loan shall be set solely in accordance with such standards.

The TPA shall, in accordance with the established standards, review and approve or disapprove a completed application as soon as practicable after its receipt thereof, and shall promptly notify the applying Member of such approval or disapproval. Notwithstanding the foregoing, the TPA may defer its review of a completed application, or defer payment of the proceeds of an approved loan, if the proceeds of the loan would otherwise be paid during the period commencing on December 1 and ending on the following January 31.

Subject to the preceding paragraph and Section 8.6, upon approval of a completed application, the TPA shall cause payment of the loan to be made from the available Investment Fund(s) in the same proportion that the designated portion of the Member's Account is invested at the time of the loan, and the relevant portion of the Member's interest in such Investment Fund(s) shall be cancelled and shall be transferred in cash to the Member. The TPA shall maintain sufficient records regarding such amounts to permit an accurate crediting of repayments of the loan.

Notwithstanding any provision of this Article VIII to the contrary, if an Employer has elected in the Adoption Agreement to condition loans based upon a Member's demonstrated hardship or financial necessity, the Plan Administrator, in a uniform and nondiscriminatory manner, shall determine whether a Member has incurred a hardship or financial necessity following the Member filing a loan application with the TPA.

Section 8.3        Permitted Loan Amount

The amount of each loan may not be less than $1,000 nor more than the maximum amount as described below. The maximum amount available for loan under the Plan (when added to the outstanding balance of all other loans from the Plan to the borrowing Member) shall not exceed the lesser of: (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding loan balance attributable to the Account of the Member requesting the loan from the Plan during the one-year period ending on the day preceding the date of the loan, over (ii) the outstanding balance of all other loans from the Plan to the Member on the date of the loan, or (b) 50% of the value of the Member's vested portion of his Account as of the Valuation Date on or next following the date on which the TPA receives the completed application for the loan and all other required documents. In determining the maximum amount that a Member may borrow, all vested assets of his Account will be taken into consideration, provided that, where the Employer has not elected to make a Member's entire Account available for loans, in no event shall the amount of the loan exceed the value of such vested portion of the Member's Account from which loans are permissible.

Section 8.4        Source of Funds for Loan

The amount of the loan will be deducted from the Member's Account in the available Investment Funds in accordance with Section 8.2 of this Article and the Plan procedures for determining the amount of payments made under Article
VII. Loans shall be deemed to come (to the extent the Employer permits Members to take loans from one or more of the portions of their Accounts, as designated in the Adoption Agreement):

o First from the vested Employer profit sharing contributions plus earnings thereon.

o Next from the Employer qualified nonelective contributions plus earnings thereon.

o    Next from the Member's 401(k) deferrals plus earnings thereon.

o Next from the Member's safe harbor CODA contributions plus earnings thereon.

o    Next from the vested Employer basic contributions plus earnings thereon.

o Next from the vested Employer supplemental contributions plus earnings thereon.

o    Next from the vested Employer matching contributions plus earnings thereon.

o    Next from the Member's rollover contributions plus earnings thereon.

o Next from the Member's after-tax contributions made after December 31,1986 plus earnings on all of the Member's after-tax contributions.

o    Next  from the  Member's  after-tax  contributions  made  prior to  January
     1,1987.

Section 8.5        Conditions of Loan

Each loan to a Member under the Plan shall be repaid in level monthly amounts through regular payroll deductions after the effective date of the loan, and continuing thereafter with each payroll. Except as otherwise required by the Code and the IRS Regulations, each loan shall have a repayment period of not less than 12 months and not in excess of 60 months, unless the purpose of the loan is for the purchase of a primary residence, in which case the loan may be for not more than 180 months. After the first 3 monthly payments of the loan have been satisfied, the Member may pay the outstanding loan balance (including accrued interest from the due date).

The rate of interest for the term of the loan will be established as of the loan date, and will be the Barron's Prime Rate (base rate) plus 1% as published on the last Saturday of the preceding month, or such other rate as may be required by applicable law and determined by reference to the prevailing interest rate charged by commercial lenders under similar circumstances. The applicable rate would then be in effect through the last business day of the month.

Repayment of all loans under the Plan shall be secured by 50% of the Member's vested interest in his Account, determined as of the origination of such loan.

Section 8.6        Crediting of Repayment

Upon lending any amount to a Member, the TPA shall establish and maintain a loan receivable account with respect to, and for the term of, the loan. The allocations described in this Section shall be made from the loan receivable account. Upon receipt of each monthly installment payment and the crediting thereof to the Member's loan receivable account, there shall be allocated to the Member's Account in the available Investment Funds, in accordance with his most recent investment instructions, the principal portion of the installment payment plus that portion of the interest equal to the rate determined in Section 8.5 of this Article. The unpaid balance owed by a Member on a loan under the Plan shall not reduce the amount credited to his Account. However, from the time of payment of the proceeds of the loan to the Member, such Account shall be deemed invested, to the extent of such unpaid balance, in such loan until the complete repayment thereof or distribution from such Account. Any loan repayment shall first be deemed allocable to the portions of the Member's Account on the basis of a reverse ordering of the manner in which the loan was originally distributed to the Member.

Section 8.7        Cessation of Payments on Loan

If a Member, while employed, fails to make a monthly installment payment when due, as specified in the completed application, subject to applicable law, he will be deemed to have received a distribution of the outstanding balance of the loan. If such default occurs after the first 3 monthly payments of the loan have been satisfied, the Member may pay the outstanding balance, including accrued interest from the due date, by the last day of the calendar quarter following the calendar quarter which contains the due date of the last monthly installment payment, in which case no such distribution will be deemed to have occurred. Subject to applicable law, notwithstanding the foregoing, a Member that borrows any of his 401(k) deferrals and any of the earnings attributable thereto may not cease to make monthly installment payments while employed and receiving a Salary from the Employer.

Except as provided below, upon a Member's termination of Employment, death or Disability, or the Employer's termination of the Plan, no further monthly installment payments may be made. Unless the outstanding balance, including accrued interest from the due date, is paid by the last day of the calendar quarter following the calendar quarter which contains the date of such occurrence, the Member will be deemed to have received a distribution of the outstanding balance of the loan including accrued interest from the due date.

Section 8.8        Loans to Former Members

Notwithstanding any other provisions of this Article VIII, a member who terminates Employment for any reason shall be permitted to continue making scheduled repayments with respect to any loan balance outstanding at the time he becomes a terminated Member. In addition, a terminated Member or Beneficiary may elect to initiate a new loan from his Account, subject to the conditions otherwise described in this Article VIII. If any terminated Member who continues to make repayments or any terminated Member or Beneficiary who borrows from his Account pursuant to this Section 8.8 fails to make a scheduled monthly installment payment by the last day of the calendar quarter following the calendar quarter which contains the scheduled payment date, he will be deemed to have received a distribution of the outstanding balance of the loan.

                                   ARTICLE IX
            ADMINISTRATION OF PLAN AND ALLOCATION OF RESPONSIBILITIES


Section 9.1        Fiduciaries

The following persons are Fiduciaries under the Plan.

a)   The Trustee,

b)   The Employer,

c) The Plan Administrator or committee, appointed by the Employer pursuant to this Article IX of the Plan and designated as the "Named Fiduciary" of the Plan and the Plan Administrator, and

d)   Any  Investment  Manager  appointed  by the Employer as provided in Section
     9.4.

Each of said Fiduciaries shall be bonded to the extent required by ERISA.

The TPA is not intended to have the authority or responsibilities which would cause it to be considered a Fiduciary with respect to the Plan unless the TPA otherwise agrees to accept such authority or responsibilities in a service agreement or otherwise in writing.

Section 9.2        Allocation of Responsibilities Among the Fiduciaries

a)   The Trustee

     The Employer shall enter into one or more Trust Agreements with a Trustee or Trustees selected by the Employer. The Trust established under any such agreement shall be a part of the Plan and shall provide that all funds received by the Trustee as contributions under the Plan and the income therefrom (other than such part as is necessary to pay the expenses and charges referred to in Paragraph (b) of this Section) shall be held in the Trust Fund for the exclusive benefit of the Members or their Beneficiaries, and managed, invested and reinvested and distributed by the Trustee in accordance with the Plan. Sums received for investment may be invested (i) wholly or partly through the medium of any common, collective or commingled trust fund maintained by a bank or other financial institution and which is qualified under Sections 401(a) and 501(a) of the Code and constitutes a part of the Plan; (ii) wholly or partly through the medium of a group annuity or other type of contract issued by an insurance company and constituting a part of the Plan, and utilizing, under any such contract, general, commingled or individual investment accounts; or (iii) wholly or partly in securities issued by an investment company registered under the Investment Company Act of 1940. Subject to the provisions of Article XI, the Employer may from time to time and without the consent of any Member or Beneficiary (a) amend the Trust Agreement or any such insurance contract in such manner as the Employer may deem necessary or desirable to carry out the Plan, (b) remove the Trustee and designate a successor Trustee upon such removal or upon the resignation of the Trustee, and (c) provide for an alternate funding agency under the Plan. The Trustee shall make payments under the Plan only to the extent, in the amounts, in the manner, at the time, and to the persons as shall from time to time be set forth and designated in written authorizations from the Plan Administrator or TPA.

     The Trustee shall from time to time charge against and pay out of the Trust Fund taxes of any and all kinds whatsoever which are levied or assessed upon or become payable in respect of such Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent not paid by the Employer, the Trustee shall also charge against and pay out of the Trust Fund other expenses incurred by the Trustee in the performance of its duties under the Trust, the expenses incurred by the TPA in the performance of its duties under the Plan (including reasonable compensation for agents and cost of services rendered in respect of the
     Plan), such compensation of the Trustee as may be agreed upon from time to time between the Employer and the Trustee, and all other proper charges and disbursements of the Trustee, the Employer, or the Plan Administrator.

b)   The Employer

     The Employer shall be responsible for all functions assigned or reserved to it under the Plan and any related Trust Agreement. Any authority so assigned or reserved to the Employer, other than responsibilities assigned to the Plan Administrator, shall be exercised by resolution of the Employer's Board of Directors and shall become effective with respect to the Trustee upon written notice to the Trustee signed by the duly authorized officer of the Board advising the Trustee of such exercise. By way of illustration and not by limitation, the Employer shall have authority and responsibility:

     (1)  to amend the Plan;

     (2) to merge and consolidate the Plan with all or part of the assets or liabilities of any other plan;

     (3) to appoint, remove and replace the Trustee and the Plan Administrator and to monitor their performances;

     (4) to appoint, remove and replace one or more Investment Managers, or to refrain from such appointments, and to monitor their performances;

     (5) to communicate such information to the Plan Administrator, TPA, Trustee and Investment Managers as they may need for the proper performance of their duties; and

     (6)  to perform such additional duties as are imposed by law.

     Whenever, under the terms of this Plan, the Employer is permitted or required to do or perform any act, it shall be done and performed by an officer thereunto duly authorized by its Board of Directors.

c)   The Plan Administrator

     The Plan Administrator shall have responsibility and discretionary authority to control the operation and administration of the Plan in accordance with the provisions of Article IX of the Plan, including, without limiting, the generality of the foregoing:

     (1) the determination of eligibility for benefits and the amount and certification thereof to the Trustee;

     (2)  the hiring of persons to provide necessary services to the Plan;

     (3) the issuance of directions to the Trustee to pay any fees, taxes, charges or other costs incidental to the operation and management of the Plan;

     (4) the preparation and filing of all reports required to be filed with respect to the Plan with any governmental agency; and

     (5) the compliance with all disclosure requirements imposed by state or federal law.

d)   The Investment Manager

     Any Investment Manager appointed pursuant to Section 9.4 shall have sole responsibility for the investment of the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager. An Investment Manager may place orders for the purchase and sale of securities directly with brokers and dealers.

Section 9.3        No Joint Fiduciary Responsibilities

This Article IX is intended to allocate to each Fiduciary the individual responsibility for the prudent execution of the functions assigned to him, and none of such responsibilities or any other responsibilities shall be shared by two or more of such Fiduciaries unless such sharing is provided by a specific provision of the Plan or any related Trust Agreement. Whenever one Fiduciary is required to follow the directions of another Fiduciary, the two Fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the Fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the Fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. To the extent that fiduciary responsibilities are allocated to an Investment Manager, such responsibilities are so allocated solely to such Investment Manager alone, to be exercised by such Investment Manager alone and not in conjunction with any other Fiduciary, and the Trustee shall be under no obligation to manage any asset of the Trust Fund which is subject to the management of such Investment Manager.

Section 9.4        Investment Manager

The Employer may appoint a qualified Investment Manager or Managers to manage any portion or all of the assets of the Trust Fund. For the purpose of this Plan and the related Trust, a "qualified Investment Manager" means an individual, firm or corporation who has been so appointed by the Employer to serve as Investment Manager hereunder, and who is and has acknowledged in writing that he is (a) a Fiduciary with respect to the Plan, (b) bonded as required by ERISA, and (c) either (i) registered as an investment advisor under the Investment Advisors Act of 1940, (ii) a bank as defined in said Act, or (iii) an insurance company qualified to perform investment management services under the laws of more than one state of the United States.

Any such appointment shall be by a vote of the Board of Directors of the Employer naming the Investment Manager so appointed and designating the portion of the assets of the Trust Fund to be managed and controlled by such Investment Manager. Said vote shall be evidenced by a certificate in writing signed by the duly authorized officer of the Board and shall become effective on the date specified in such certificate but not before delivery to the Trustee of a copy of such certificate, together with a written acknowledgment by such Investment Manager of the facts specified in the second sentence of this Section.

Section 9.5        Advisor to Fiduciary

A Fiduciary may employ one or more persons to render advice concerning any responsibility such Fiduciary has under the Plan and related Trust Agreement.

Section 9.6        Service in Multiple Capacities

Any person or group of  persons  may serve in more than one  fiduciary  capacity
with  respect  to  the  Plan,   specifically  including  service  both  as  Plan
Administrator and as a Trustee of the Trust; provided, however, that no person may serve in a fiduciary capacity who is precluded from so serving pursuant to
Section 411 of ERISA.

Section 9.7        Appointment of Plan Administrator

The Employer shall designate the Plan Administrator in the Adoption Agreement. The Plan Administrator may be an individual, a committee of two or more individuals, whether or not, in either such case, the individual or any of such individuals are Employees of the Employer, a consulting firm or other independent agent, the Trustee (with its consent), the Board of the Employer, or the Employer itself. Except as the Employer shall otherwise expressly determine, the Plan Administrator shall be charged with the full power and responsibility for administering the Plan in all its details. If no Plan Administrator has been appointed by the Employer, or if the person designated as Plan Administrator is not serving as such for any reason, the Employer shall be deemed to be the Plan Administrator. The Plan Administrator may be removed by the Employer or may resign by giving written notice to the Employer, and, in the event of the removal, resignation, death or other termination of service of the Plan Administrator, the Employer shall, as soon as is practicable, appoint a successor Plan Administrator, such successor thereafter to have all of the rights, privileges, duties and obligations of the predecessor Plan Administrator.

Section 9.8        Powers of the Plan Administrator

The Plan Administrator is hereby vested with all powers and authority necessary in order to carry out its duties and responsibilities in connection with the administration of the Plan as herein provided, and is authorized to make such rules and regulations as it may deem necessary to carry out the provisions of the Plan and the Trust Agreement. The Plan Administrator may from time to time appoint agents to perform such functions involved in the administration of the Plan as it may deem advisable. The Plan Administrator shall have the discretionary authority to determine any questions arising in the administration, interpretation and application of the Plan, including any questions submitted by the Trustee on a matter necessary for it to properly discharge its duties; and the decision of the Plan Administrator shall be conclusive and binding on all persons.

Section 9.9        Duties of the Plan Administrator

The Plan Administrator shall keep on file a copy of the Plan and the Trust Agreement(s), including any subsequent amendments, and all annual reports of the Trustee(s), and such annual reports or registration statements as may be required by the laws of the United States, or other jurisdiction, for examination by Members in the Plan during reasonable business hours. Upon request by any Member, the Plan Administrator shall furnish him with a statement of his interest in the Plan as determined by the Plan Administrator as of the close of the preceding Plan Year.

Section 9.10       Action by the Plan Administrator

In the event that there shall at any time be two or more persons who constitute the Plan Administrator, such persons shall act by concurrence of a majority thereof.

Section 9.11       Discretionary Action

Wherever, under the provisions of this Plan, the Plan Administrator is given any discretionary power or powers, such power or powers shall not be exercised in such manner as to cause any discrimination prohibited by the Code in favor of or against any Member, Employee or class of Employees. Any discretionary action taken by the Plan Administrator hereunder shall be consistent with any prior discretionary action taken by it under similar circumstances and to this end the Plan Administrator shall keep a record of all discretionary action taken by it under any provision hereof.

Section 9.12       Compensation and Expenses of Plan Administrator

Employees of the Employer shall serve without compensation for services as Plan

Administrator, but all expenses of the Plan Administrator shall be paid by the Employer or in accordance with Section 9.2. Such expenses shall include any expenses incidental to the functioning of the Plan, including, but not limited to, attorney's fees, accounting and clerical charges, and other costs of administering the Plan. Non-Employee Plan Administrators shall receive such compensation as the Employer shall determine.

Section 9.13       Reliance on Others

The Plan Administrator and the Employer shall be entitled to rely upon all valuations, certificates and reports furnished by the Trustee(s), upon all certificates and reports made by an accountant or actuary selected by the Plan Administrator and approved by the Employer and upon all opinions given by any legal counsel selected by the Plan Administrator and approved by the Employer, and the Plan Administrator and the Employer shall be fully protected in respect of any action taken or suffered by them in good faith in reliance upon such Trustee(s), accountant, actuary or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Members, retired Members, and Former Members and their Beneficiaries, and all other persons.

Section 9.14       Self Interest

No person who is the Plan Administrator shall have any right to decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan. Any such decision shall be made by another Plan Administrator or the Employer.

Section 9.15       Personal Liability - Indemnification

The Plan Administrator shall not be personally liable by virtue of any instrument executed by him or on his behalf. Neither the Plan Administrator, the Employer, nor any of its officers or directors shall be personally liable for any action or inaction with respect to any duty or responsibility imposed upon such person by the terms of the Plan unless such action or inaction is judicially determined to be a breach of that person's fiduciary responsibility with respect to the Plan under any applicable law. The limitation contained in the preceding sentence shall not, however, prevent or preclude a compromise settlement of any controversy involving the Plan, the Plan Administrator, the Employer, or any of its officers and directors. The Employer may advance money in connection with questions of liability prior to any final determination of a question of liability. Any settlement made under this Article IX shall not be determinative of any breach of fiduciary duty hereunder.

The Employer will indemnify every person who is or was a Plan Administrator, officer or member of the Board or a person who provides services without compensation to the Plan for any liability (including reasonable costs of defense and settlement) arising by reason of any act or omission affecting the Plan or affecting the Member or Beneficiaries thereof, including, without limitation, any damages, civil penalty or excise tax imposed pursuant to ERISA; provided (1) that the act or omission shall have occurred in the course of the person's service as Plan Administrator, officer of the Employer or member of the Board or was within the scope of the Employment of any Employee of the Employer or in connection with a service provided without compensation to the Plan, (2) that the act or omission be in good faith as determined by the Employer, whose determination, made in good faith and not arbitrarily or capriciously, shall be conclusive, and (3) that the Employer's obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage, under a policy maintained by the Employer, or any other person, or other source of indemnification.

Section 9.16       Insurance

The Plan Administrator shall have the right to purchase such insurance as it deems necessary to protect the Plan and the Trustee from loss due to any breach of fiduciary responsibility by any person. Any premiums due on such insurance may be paid from Plan assets provided that, if such premiums are so paid, such policy of insurance must permit recourse by the insurer against the person who breaches his fiduciary responsibility. Nothing in this Article IX shall prevent the Plan Administrator or the Employer, at its, or his, own expense, from providing insurance to any person to cover potential liability of that person as a result of a breach of fiduciary responsibility, nor shall any provisions of the Plan preclude the Employer from purchasing from any insurance company the right of recourse under any policy by such insurance company.

Section 9.17       Claims Procedures

Claims for benefits under the Plan shall be filed with the Plan Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application thereof is filed unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

Section 9.18       Claims Review Procedures

In the event a claim is denied, the reasons for the denial shall be specifically set forth in the notice described in this Section 9.18 in language calculated to be understood by the claimant. Pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can request further consideration and review of the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedures. Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Plan Administrator pursuant to
Section 9.17 shall be entitled to request the Plan Administrator to give further consideration to his claim by filing with the Plan Administrator (on a form which may be obtained from the Plan Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Plan Administrator no later than 60 days after receipt of the written notification provided for in
Section 9.17. The Plan Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days' written notice to the Plan Administrator), the claimant or his representative shall have an opportunity to review all documents in the possession of the Plan Administrator which are pertinent to the claim at issue and its disallowance. A final disposition of the claim shall be made by the Plan Administrator within 60 days of receipt of the appeal unless there has been an extension of 60 days and shall be communicated in writing to the claimant. Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the disposition and specific references to the pertinent Plan provisions on which the disposition is based. For all purposes under the Plan, such decision on claims (where no review is requested) and decision on review (where review is requested) shall be final, binding and conclusive on all interested persons as to participation and benefits eligibility, the amount of benefits and as to any other matter of fact or interpretation relating to the Plan.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS


Section 10.1       General Limitations

(A) In order that the Plan be maintained as a qualified plan and trust under the Code, contributions in respect of a Member shall be subject to the limitations set forth in this Section, notwithstanding any other provision of the Plan. The contributions in respect of a Member to which this Section is applicable are his own contributions and/or deferrals and the Employer's contributions.

        For purposes of this Section 10.1, a Member's contributions shall be determined without regard to any rollover contributions as provided in
        Section 402(a)(5) of the Code.

(B) Annual additions to a Member's Account in respect of any Plan Year may not exceed the limitations set forth in Section 415 of the Code, which are incorporated herein by reference. For these purposes, annual additions" shall have the meaning set forth in Section 415(c)(2) of the Code, as modified elsewhere in the Code and the Regulations, and the limitation year shall mean the Plan Year unless any other twelve-consecutive-month period is designated pursuant to a resolution adopted by the Employer and designated in the Adoption Agreement.

(C) In the event that, due to forfeitures, reasonable error in estimating a Member's compensation, or other limited facts and circumstances, total contributions and/or deferrals to a Member's Account are found to exceed the limitations of this Section, the TPA, at the direction of the Plan Administrator, shall cause contributions (to the extent attributable to Member after-tax contributions or 401(k) deferrals) made under Article III in excess of such limitations to be refunded to the affected Member, with earnings thereon, and shall take appropriate steps to reduce, if necessary, the Employer contributions made with respect to those returned contributions. Such refunds shall not be deemed to be withdrawals, loans, or distributions from the Plan. If a Member's annual contributions exceed the limitations contained in Paragraph (B) of this Section after the Member's Article III contributions, with earnings thereon, if any, have been refunded to such Member, any Employer supplemental and/or profit sharing contribution to be allocated to such Member in respect of any Contribution Determination Period (including allocations as provided in this Paragraph) shall instead be allocated to or for the benefit of all other Members who are Employees in Employment as of the last day of the Contribution Determination Period as determined under the Adoption Agreement and allocated in the same proportion that each such Member's Salary for such Contribution Determination Period bears to the total Salary for such Contribution Determination Period of all such Members or, the TPA may, at the election of the Employer, utilize such excess to reduce the contributions which would otherwise be made for the succeeding Contribution Determination Period by the Employer with respect to all eligible Members in such succeeding period. If, with respect to any Contribution Determination Period, there is an excess profit sharing contribution, and such excess cannot be fully allocated in accordance with the preceding sentence because of the limitations prescribed in Paragraph (B) of this Section, the amount of such excess which cannot be so allocated shall be allocated to the Employer Credit Account and made available to the Employer pursuant to the terms of Article VI and applicable law. The TPA, at the direction of the Plan Administrator, in accordance with Paragraph (D) of this Section, shall take whatever additional action may be necessary to assure that contributions to Members' Accounts meet the requirements of this Section.

(D) In addition to the steps set forth in Paragraph (C) of this Section, the Employer may from time to time adjust or modify the maximum limitations applicable to contributions made in respect of a Member under this Section
     10.1 as may be required or permitted by the Code or ERISA prior to or following the date that allocation of any such contributions commences and shall take appropriate action to reallocate the annual contributions which would otherwise have been made but for the application of this Section.

(E) Membership in the Plan shall not give any Employee the right to be retained in the Employment of the Employer and shall not affect the right of the Employer to discharge any Employee.

(F) Each Member, Spouse and Beneficiary assumes all risk in connection with any decrease in the market value of the assets of the Trust Fund. Neither the Employer nor the Trustee guarantees that upon withdrawal, the value of a Member's Account will be equal to or greater than the amount of the Member's own deferrals or contributions, or those credited on his behalf in which the Member has a vested interest, under the Plan.

(G) The establishment, maintenance or crediting of a Member's Account pursuant to the Plan shall not vest in such Member any right, title or interest in the Trust Fund except at the times and upon the terms and conditions and to the extent expressly set forth in the Plan and the Trust Agreement.

(H) The Trust Fund shall be the sole source of payments under the Plan and the Employer, Plan Administrator and TPA assume no liability or responsibility for such payments, and each Member, Spouse or Beneficiary who shall claim the right to any payment under the Plan shall be entitled to look only to the Trust Fund for such payment.

Section 10.2       Top Heavy Provisions

The Plan will be considered a Top Heavy Plan for any Plan Year if it is determined to be a Top Heavy Plan as of the last day of the preceding Plan Year. The provisions of this Section 10.2 shall apply and supersede all other provisions in the Plan during each Plan Year with respect to which the Plan is determined to be a Top Heavy Plan.

(A) For purposes of this Section 10.2, the following terms shall have the meanings set forth below:

     (1) "Affiliate" shall mean any entity affiliated with the Employer within the meaning of Section 414(b), 414(c) or 414(m) of the Code, or pursuant to the IRS Regulations under Section 414(o) of the Code, except that for purposes of applying the provisions hereof with respect to the limitation on contributions, Section 415(h) of the Code shall apply.

     (2) "Aggregation Group" shall mean the group composed of each qualified retirement plan of the Employer or an Affiliate in which a Key Employee is a member and each other qualified retirement plan of the Employer or an Affiliate which enables a plan of the Employer or an Affiliate in which a Key Employee is a member to satisfy Sections 401(a)(4) or 410 of the Code. In addition, the TPA, at the direction of the Plan Administrator, may choose to treat any other qualified retirement plan as a member of the Aggregation Group if such Aggregation Group will continue to satisfy Sections 401(a)(4) and 410 of the Code with such plan being taken into account.

     (3) "Key Employee" shall mean a "Key Employee" as defined in Sections 416(i)(1) and (5) of the Code and the IRS Regulations thereunder. For purposes of Section 416 of the Code and for purposes of determining who is a Key Employee, an Employer which is not a corporation may have "officers" only for Plan Years beginning after December 31, 1985. For purposes of determining who is a Key Employee pursuant to this Subparagraph (3), compensation shall have the meaning prescribed in
          Section 414(s) of the Code, or to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the IRS Regulations.

     (4)  "Non-Key  Employee"  shall  mean a  "Non-Key  Employee"  as defined in
          Section 416(i)(2) of the Code and the IRS Regulations thereunder.

     (5) "Top Heavy Plan" shall mean a "Top Heavy Plan" as defined in Section 416(g) of the Code and the IRS Regulations thereunder.

(B) Subject to the provisions of Paragraph (D) below, for each Plan Year that the Plan is a Top Heavy Plan, the Employer's contribution (including contributions attributable to salary reduction or similar arrangements) allocable to each Employee (or to all eligible employees other than Key
     Employees at the election of the Employer) who has satisfied the eligibility requirement(s) of Article II, Section 2, and who is in service at the end of the Plan Year, shall not be less than the lesser of (i) 3% of such eligible Employee's compensation (as defined in Section 414(s) of the Code or to the extent required by the Code or the IRS Regulations, Section 1.415-2(d) of the Regulations), or (ii) the percentage at which Employer contributions for such Plan Year are made and allocated on behalf of the Key Employee for whom such percentage is the highest. For the purpose of determining the appropriate percentage under clause (ii), all defined contribution plans required to be included in an Aggregation Group shall be treated as one plan. Clause (ii) shall not apply if the Plan is required to be included in an Aggregation Group which enables a defined benefit plan also required to be included in said Aggregation Group to satisfy Sections 401(a)(4) or 410 of the Code.

(C) If the Plan is a Top Heavy Plan for any Plan Year and (i) the Employer has elected a vesting schedule under Article VI for an employer contribution type which does not satisfy the minimum Top Heavy vesting requirements or
     (ii) if the Employer has not elected a vesting schedule for an employer contribution type, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for each employer contribution type in his Account described in clause (i) or (ii) above, shall not be less than the percentage determined in accordance with the following schedule:

                                    Completed Years of           Vested
                                          Employment            Percentage
                                          ----------            ----------
                                    Less than 2                     0%
                                    2 but less than 3              20%
                                    3 but less than 4              40%
                                    4 but less than 5              60%
                                    5 but less than 6              80%
                                    6 or more                     100%

     Notwithstanding the schedule provided above, if the Plan is a Top Heavy Plan for any Plan Year and if an Employer has elected a cliff vesting schedule for an employer contribution type described in clause (i) or (ii) above, the vested interest of each Member, who is credited with at least one Hour of Employment on or after the Plan becomes a Top Heavy Plan, for such employer contribution type in his Account, shall not be less than the percentage determined in accordance with the following schedule:

                                    Completed Years of          Vested
                                          Employment          Percentage
                                          ----------          ----------
                                          Less than 3               0%
                                          3 or more               100%

     In the event that an Employer elects, in its Adoption Agreement, to use the hour of service method for determining vesting service, Year of Service shall be substituted for Year of Employment for determining vesting under this Article X.

(D) The TPA shall, to the maximum extent permitted by the Code and in accordance with the IRS Regulations, apply the provisions of this Section
     10.2 by taking into account the benefits payable and the contributions made under any other qualified plan maintained by the Employer, to prevent inappropriate omissions or required duplication of minimum contributions.

Section 10.3  Information and Communications

Each Employer, Member, Spouse and Beneficiary shall be required to furnish the TPA with such information and data as may be considered necessary by the TPA. All notices, instructions and other communications with respect to the Plan shall be in such form as is prescribed from time to time by the TPA, shall be mailed by first class mail or delivered personally, and shall be deemed to have been duly given and delivered only upon actual receipt thereof by the TPA. All information and data submitted by an Employer or a Member, including a Member's birth date, marital status, salary and circumstances of his Employment and termination thereof, may be accepted and relied upon by the TPA. All communications from the Employer or the Trustee to a Member, Spouse or Beneficiary shall be deemed to have been duly given if mailed by first class mail to the address of such person as last shown on the records of the Plan.

Section 10.4  Small Account Balances

Notwithstanding the foregoing  provisions of the Plan, and except as provided in
Section 7.3, if the value of all portions of a Member's Account under the Plan, when aggregated, is equal to or exceeds $500, then the Account will not be distributed without the consent of the Member prior to age 65 (at the earliest), but if the aggregate value of all portions of his Account is less than $500, then his Account will be distributed as soon as practicable following the termination of Employment by the Member.

Section 10.5  Amounts Payable to Incompetents, Minors or Estates

If the Plan Administrator shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due him or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may be paid to his Spouse, relative or any other person deemed by the Plan Administrator to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Trust Fund therefor.

Section 10.6  Non-Alienation of Amounts Payable

Except insofar as may otherwise be required by applicable law, or Article VIII, or pursuant to the terms of a Qualified Domestic Relations Order, no amount payable under the Plan shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate shall be void; nor shall the Trust Fund in any manner be liable for or subject to the debts or liabilities of any person entitled to any such amount payable; and further, if for any reason any amount payable under the Plan would not devolve upon such person entitled thereto, then the Employer, in its discretion, may terminate his interest and hold or apply such amount for the benefit of such person or his dependents as it may deem proper. For the purposes of the Plan, a "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which has been determined by the Plan Administrator, in accordance with procedures established under the Plan, to constitute a Qualified Domestic Relations Order within the meaning of Section 414(p)(1) of the Code. No amounts may be withdrawn under
Article VII, and no loans granted under Article VIII, if the TPA has received a document which may be determined following its receipt to be a Qualified Domestic Relations Order prior to completion of review of such order by the Plan Administrator within the time period prescribed for such review by the IRS Regulations.

Section 10.7  Unclaimed Amounts Payable

If the TPA cannot ascertain the whereabouts of any person to whom an amount is payable under the Plan, and if, after 5 years from the date such payment is due, a notice of such payment due is mailed to the address of such person, as last shown on the records of the Plan, and within 3 months after such mailing such person has not filed with the TPA or Plan Administrator written claim therefor, the Plan Administrator may direct in accordance with ERISA that the payment (including the amount allocable to the Member's contributions) be cancelled, and used in abatement of the Plan's administrative expenses, provided that appropriate provision is made for re-crediting the payment if such person subsequently makes a claim therefor.

Section 10.8  Leaves of Absence

(A) If the Employer's personnel policies allow leaves of absence for all similarly situated Employees on a uniformly available basis under the circumstances described in Paragraphs (B)(1)-(4) below, then contribution allocations and vesting service will continue to the extent provided in Paragraphs (B)(1)-(4).

(B)  For  purposes  of the Plan,  there  are four  types of  approved  Leaves of
     Absence:

     (1) Nonmilitary leave granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes and the

          Member is entitled to share in any  supplemental  contributions  under
          Article III or forfeitures under Article VI, if any, on a pro-rata basis, determined by the Salary earned during the Plan Year or Contribution Determination Period; or

     (2) Nonmilitary leave or layoff granted to a Member for a period not in excess of one year during which service is recognized for vesting purposes, but the Member is not entitled to share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave; or

     (3) To the extent not otherwise required by applicable law, military or other governmental service leave granted to a Member from which he returns directly to the service of the Employer. Under this leave, a Member may not share in any contributions or forfeitures as defined under (1) above, if any, during the period of the leave, but vesting service will continue to accrue; or

     (4) To the extent not otherwise required by applicable law, a military leave granted at the option of the Employer to a Member who is subject to military service pursuant to an involuntary call-up in the Reserves of the U.S. Armed Services from which he returns to the service of the Employer within 90 days of his discharge from such military service. Under this leave, a Member is entitled to share in any contributions or forfeitures as defined under (1) above, if any, and vesting service will continue to accrue. Notwithstanding any provision of the Plan to the contrary, if a Member has one or more loans outstanding at the time of this leave, repayments on such loan(s) may be suspended, if the Member so elects, until such time as the Member returns to the service of the Employer or the end of the leave, if earlier.

(C) Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contribution allocations and vesting service with respect to qualified military service will be provided in accordance with
     Section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code during such period of qualified military service.

Section 10.9  Return of Contributions to Employer

(A) In the case of a contribution that is made by an Employer by reason of a mistake of fact, the Employer may request the return to it of such contribution within one year after the payment of the contribution, provided such refund is made within one year after the payment of the contribution.

(B) In the case of a contribution made by an Employer or a contribution otherwise deemed to be an Employer contribution under the Code, such contribution shall be conditioned upon the deductibility of the contribution by the Employer under Section 404 of the Code. To the extent the deduction for such contribution is disallowed, in accordance with IRS Regulations, the Employer may request the return to it of such contribution within one year after the disallowance of the deduction.

(C) In the event that the IRS determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

The contributions returned under (A), (B) or (C) above may not include any gains on such excess contributions, but must be reduced by any losses.

Section 10.10  Controlling Law

The Plan and all rights thereunder shall be governed by and construed in accordance with ERISA and the laws of the State of New York, without regard to the principles of the conflicts of laws thereof.

                                   ARTICLE XI
                             AMENDMENT & TERMINATION


Section 11.1  General

While the Plan is intended to be permanent, the Plan may be amended or terminated completely by the Employer at any time at the discretion of its Board of Directors. Except where necessary to qualify the Plan or to maintain qualification of the Plan, no amendment shall reduce any interest of a Member existing prior to such amendment. Subject to the terms of the Adoption Agreement, written notice of such amendment or termination as resolved by the Board shall be given to the Trustee, the Plan Administrator and the TPA. Such notice shall set forth the effective date of the amendment or termination or cessation of contributions.

Section 11.2  Termination of Plan and Trust

This Plan and any related Trust Agreement shall in any event terminate whenever all property held by the Trustee shall have been distributed in accordance with the terms hereof.

Section 11.3  Liquidation of Trust Assets in the Event of Termination

In the event that the Employer's Board of Directors shall decide to terminate the Plan, or, in the event of complete cessation of Employer contributions, the rights of Members to the amounts standing to their credit in their Accounts shall be deemed fully vested and the Plan Administrator shall direct the Trustee to either continue the Trust in full force and effect and continue so much of the Plan in full force and effect as is necessary to carry out the orderly distribution of benefits to Members and their Beneficiaries upon retirement, Disability, death or termination of Employment; or (a) reduce to cash such part or all of the Plan assets as the Plan Administrator may deem appropriate; (b) pay the liabilities, if any, of the Plan; (c) value the remaining assets of the Plan as of the date of notification of termination and proportionately adjust Members' Account balances; (d) distribute such assets in cash to the credit of their respective Accounts as of the notification of the termination date; and
(e) distribute all balances which have been segregated into a separate fund to the persons entitled thereto; provided that no person in the event of termination shall be required to accept distribution in any form other than cash.

Section 11.4  Partial Termination

The Employer may terminate the Plan in part without causing a complete termination of the Plan. In the event a partial termination occurs, the Plan Administrator shall determine the portion of the Plan assets attributable to the Members affected by such partial termination and the provisions of Section 11.3 shall apply with respect to such portion as if it were a separate fund.

Section 11.5  Power to Amend

(A) Subject to Section 11.6, the Employer, through its Board of Directors, shall have the power to amend the Plan in any manner which it deems desirable, including, but not by way of limitation, the right to change or modify the method of allocation of contributions, to change any provision relating to the distribution of payment, or both, of any of the assets of the Trust Fund. Further, the Employer may (i) change the choice of options in the Adoption Agreement; (ii) add overriding language in the Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans; and
     (iii) add certain model amendments published by the IRS which specifically provide that their adoption will not cause the Plan to be treated as individually designed. An Employer that amends the Plan for any other reason, will be considered to have an individually designed plan.

     Any amendment shall become effective upon the vote of the Board of Directors of the Employer, unless such vote of the Board of Directors of the Employer specifies the effective date of the amendment.

     Such effective date of the amendment may be made retroactive to the vote of the Board of Directors, to the extent permitted by law.

(B) The Employer expressly recognizes the authority of the Sponsor, Pentegra Services, Inc., to amend the Plan from time to time, except with respect to elections of the Employer in the Adoption Agreement, and the Employer shall be deemed to have consented to any such amendment. The Employer shall receive a written instrument indicating the amendment of the Plan and such amendment shall become effective as of the date of such instrument. No such amendment shall in any way impair, reduce or affect any Member's vested and nonforfeitable rights in the Plan and Trust.

Section 11.6 Solely for Benefit of Members, Terminated Members and their Beneficiaries

No changes may be made in the Plan which shall vest in the Employer, directly or indirectly, any interest, ownership or control in any of the present or future assets of the Trust Fund.

No part of the funds of the Trust other than such part as may be required to pay taxes, administration expenses and fees, shall be reduced by any amendment or be otherwise used for or diverted to purposes other than the exclusive benefit of Members, retired Members, Former Members, and their Beneficiaries, except as otherwise provided in Section 10.9 and under applicable law.

No amendment shall become effective which reduces the nonforfeitable percentage of benefit that would be payable to any Member if his Employment were to terminate and no amendment which modifies the method of determining that percentage shall be made effective with respect to any Member with at least three Years of Service unless such member is permitted to elect, within a reasonable period after the adoption of such amendment, to have that percentage determined without regard to such amendment.

Section 11.7  Successor to Business of the Employer

Unless this Plan and the related Trust Agreement be sooner terminated, a successor to the business of the Employer by whatever form or manner resulting may continue the Plan and the related Trust Agreement by executing appropriate supplementary agreements and such successor shall thereupon succeed to all the rights, powers and duties of the Employer hereunder. The Employment of any Employee who has continued in the employ of such successor shall not be deemed to have terminated or severed for any purpose hereunder if such supplemental agreement so provides.

Section 11.8  Merger, Consolidation and Transfer

The Plan shall not be merged or consolidated, in whole or in part, with any other plan, nor shall any assets or liabilities of the Plan be transferred to any other plan unless the benefit that would be payable to any affected Member under such plan if it terminated immediately after the merger, consolidation or transfer, is equal to or greater than the benefit that would be payable to the affected Member under this Plan if it terminated immediately before the merger, consolidation or transfer.

Section 11.9  Revocability

This Plan is based upon the condition precedent that it shall be approved by the Internal Revenue Service as qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code. Accordingly, notwithstanding anything herein to the contrary, if a final ruling shall be received in writing from the IRS that the Plan does not initially qualify under the terms of Sections 401(a) and 501(a) of the Code, there shall be no vesting in any Member of assets contributed by the Employer and held by the Trustee under the Plan. Upon receipt of notification from the IRS that the Plan fails to qualify as aforesaid, the Employer reserves the right, at its option, to either amend the Plan in such manner as may be necessary or advisable so that the Plan may so qualify, or to withdraw and terminate the Plan.

Upon the event of withdrawal and termination, the Employer shall notify the Trustee and provide the Trustee with a copy of such ruling and the Trustee shall transfer, and in accordance with applicable law, pay over to the Employer (or, as applicable and to the extent attributable to Member after-tax contributions, 401(k) deferrals or rollover amounts, to the Members) all of the net assets under the Plan which remain after deducting the proper expense of termination and the Trust Agreement shall thereupon terminate. For purposes of this Article XI, "final ruling" shall mean either (1) the initial letter ruling from the District Director in response to the Employer's original application for such a ruling, or (2) if such letter ruling is unfavorable and a written appeal is taken or protest filed within 60 days of the date of such letter ruling, it shall mean the ruling received in response to such appeal or protest.

If the Plan is terminated, the Plan Administrator shall promptly notify the IRS and such other appropriate governmental authority as applicable law may require. Neither the Employer nor its Employees shall make any further contributions under the Plan after the termination date, except that the Employer shall remit to the TPA a reasonable administrative fee to be determined by the TPA for each Member with a balance in his Account to defray the cost of implementing its termination. Where the Employer has terminated the Plan pursuant to this Article, the Employer may elect to transfer assets from the Plan to a successor plan qualified under Section 401(a) of the Code in which event the Employer shall remit to the TPA an additional administrative fee to be determined by the TPA to defray the cost of such transfer transaction.

                        TRUSTS ESTABLISHED UNDER THE PLAN


Assets of the Plan are held in trust under separate Trust Agreements with the Trustee or Trustees. Any eligible Employee or Member may obtain a copy of these Trust Agreements from the Plan Administrator.



IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the Plan by the Employer, the Employer has caused these presents to be executed on its behalf and its corporate seal to be hereunder affixed as of the ______ day of ________, 20____.


ATTEST:


                                     By
-------------------------------              -----------------------------------
          Clerk

                                     Name
                                             -----------------------------------

                                     Title
                                             -----------------------------------

                                            Pentegra
                                            108 Corporate Park Drive
                                            White Plains, NY  10603-3805
                                            Tel:   800-872-3473
                                            Fax:  914-694-9384

                     AMENDMENT OF THE PLAN FOR THE ECONOMIC
                GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001

                           AMENDMENT NUMBER ONE TO THE
               PENTEGRA SERVICES, INC. EMPLOYEES' SAVINGS & PROFIT
                        SHARING PLAN BASIC PLAN DOCUMENT


WHEREAS, an Employer's retirement plan as embodied in the Pentegra Services, Inc. Employees' Savings and Profit Sharing Plan Basic Plan Document and applicable Adoption Agreement (herein referred to as the "Plan") is hereby amended as follows:

                                    ARTICLE I
                                    PREAMBLE

1.1 Adoption and effective date of amendment. This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first plan year beginning after December 31, 2001.

1.2 Supersession of inconsistent provisions. This amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

                                   ARTICLE II
                          LIMITATIONS ON CONTRIBUTIONS

2.1 Effective  date.  This Article  shall be effective for  "limitation   years"
beginning after December 31, 2001.

2.2 Maximum annual addition. Except to the extent that catch-up contributions are adopted by an Employer and to the extent permitted under Internal Revenue Code (the "Code") Section 414(v), the "annual addition" that may be contributed or allocated to Member's account under the Plan for any "limitation year" shall not exceed the lesser of:

     (a)  $40,000,  as adjusted for increases in the  cost-of-living  under Code
     Section 415(d), or

     (b) one-hundred percent (100%) of the Member's "415 compensation" for the "limitation year."

         The "415 compensation" limit referred to in (b) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419(f)(2)) which is otherwise treated as an "annual addition."

                                   ARTICLE III
                         INCREASE IN COMPENSATION LIMIT

         The annual Salary of each Member taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of- living increases in accordance with Code Section 401(a)(17)(B). Annual Salary means Salary during the plan year or such other consecutive 12-month period over which Salary is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Salary for the determination period that begins with or within such calendar year.

                                   ARTICLE IV
                         MODIFICATION OF TOP-HEAVY RULES

4.1 Effective date. This Article shall apply for purposes of determining whether a Plan is a top-heavy plan under Code Section 416(g) for plan years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This Article amends Section
10.2 of the Plan.

4.2 Determination of top-heavy status.
         (a) Key employee. Key employee means any Employee or former Employee (including any deceased Employee) who at any time during the plan year that includes the determination date was an officer of the Employer having "415 compensation" greater than $130,000 (as adjusted under Code Section 416(i)(1) for plan years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having "415 compensation" of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Code
     Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

         (b) Determination of present values and amounts. This section (b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the determination date.

                  (1) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1- year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting 5-year period for 1-year period.

                  (2) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

4.3 Minimum benefits. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code
Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

                                    ARTICLE V
                     DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS


5.1 Effective date. This Article shall apply to distributions made after December 31, 2001.

5.2 Modification of definition of eligible retirement plan. For purposes of the direct rollover provisions in Section 7.3 of the Plan, an eligible retirement plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

5.3 Modification of definition of eligible rollover distribution to include after-tax employee contributions: For purposes of the direct rollover provisions in Section 7.3 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distributions which is includible in gross income and the portion of such distribution which is not so includible.

5.4 Modification of definition of eligible rollover distribution to exclude hardship distributions. For purposes of the direct rollover provisions in
Section 7.3 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

                                   ARTICLE VI
                           ROLLOVERS FROM OTHER PLANS

6.1 Effective Date: This Article shall apply to direct rollover distributions and/or Member rollover contributions made on and after January 1, 2002.

6.2 For purposes of rollover contributions under Section 3.3 of the Plan, the Plan will accept a direct rollover of an eligible rollover distribution from:

                  1) A qualified plan described in section 401(a) and 403(a) of the Code, including after-tax contributions;

                  2) An annuity contract described in section 403(b) of the Code, excluding after-tax contributions; and

                  3) An eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state.

6.3 For purposes of rollover contributions under Section 3.3 of the Plan, the Plan will accept a Member contribution of an eligible rollover distribution from:

                  1) A qualified plan described in section 401(a) or 403(a) of the Code;

                  2) An annuity contract described in section 403(b) of the Code;

                  3) An eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or an agency or instrumentality of a state or political subdivision of a state; and

                  4) an individual  retirement  account or annuity  described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

                                   ARTICLE VII
                           REPEAL OF MULTIPLE USE TEST

         The  multiple  use  test  described  in  Treasury   Regulation  Section
1.401(m)-2 and Section 3.12 (the Aggregate Limit Test) of the Plan shall not apply for plan years beginning after December 31, 2001.

                                  ARTICLE VIII
                   DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

8.1 Effective date. This Article shall apply for distributions occurring on and after January 1, 2002 regardless of when severance from employment occurred.

8.2 New distributable event. A Member's Elective Contributions and earnings attributable to these contributions may be distributed on account of the Member's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

                                   ARTICLE IX
                     MAXIMUM SALARY REDUCTION CONTRIBUTIONS

9.1 Effective for plan years  beginning after December 31, 2001, for purposes of
Section 3.2 of the Plan, no Member shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during the taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent that catch-up contributions are permitted by the Employer under the Plan and under section 414(v) of the Code, if applicable.

                                    ARTICLE X
                             CATCH-UP CONTRIBUTIONS

10.1 If elected by the Employer in the Adoption Agreement, all Employees who are eligible to make elective deferrals under this Plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the requirements of section  401(k)(3),  401(k)(11),  401(k)(12),  410(b),  or 416 of the  Code,  as
applicable, by reason of the making of such catch-up contributions.

                                   ARTICLE XI
                   VESTING OF EMPLOYER MATCHING CONTRIBUTIONS

11.1 This Article shall apply to members with accrued benefits derived from employer matching contributions who complete an hour of service under the Plan in a plan year beginning after December 31, 2001. If elected by the Employer in the Adoption Agreement, this Article shall also apply to all other Members who accrued benefits derived from employer matching contributions.

11.2 A Member's accrued benefit derived from employer matching contributions shall vest as provided by the Employer in the Adoption Agreement and in accordance with the provisions of Section 6.2 of the Plan. In no event, however, shall a Member's accrued benefit derived from employer matching contributions become nonforfeitable later than as required under Section

411(a)(12) of the Code, except that an Employer may elect in the Adoption Agreement to apply this Article only to the Member's accrued benefit derived from employer matching contributions which are credited to a Member's account for plan years beginning after December 31, 2001.

IN WITNESS WHEREOF, this Amendment has been executed this 16th day of December, 2002.


                                      By   /s/ Robert D. Alin
                                          --------------------------------------
                                               PLAN SPONSOR'S SIGNATURE



                                               Robert D. Alin
                                          --------------------------------------
                                               PLAN  SPONSOR'S NAME

                           AMENDMENT NUMBER TWO TO THE
               PENTEGRA SERVICES, INC. EMPLOYEES' SAVINGS & PROFIT
                        SHARING PLAN BASIC PLAN DOCUMENT


WHEREAS, an Employer's retirement plan as embodied in the Pentegra Services, Inc. Employees' Savings and Profit Sharing Plan Basic Plan Document and applicable Adoption Agreement (herein referred to as the "Plan") is hereby amended by adding the following Section 7.7 to the Plan:

Section 7.7 MINIMUM REQUIRED DISTRIBUTIONS (Beginning November 1, 2002)

A) General Rules

(1) Effective Date. Section 7.7 Minimum Required Distributions applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year, as well as required minimum distributions for the 2002 distribution calendar year that are made on or after November 1, 2002.

(2) Coordination with Minimum Distribution Requirements Previously in Effect. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section equals or exceeds the required minimum distributions determined under this Section, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Section is less than the amount determined under this Section, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Section.

(3) Precedence. The requirements of this Section will take precedence over any inconsistent provisions of the Plan.

(4) Requirements of Treasury Regulations Incorporated. All distributions required under this Section 7.7 will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code of 1986, as amended (the "Code").

(5) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 7.7, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

B) Time and Manor of Distribution

(1) Required Beginning Date. The Member's entire interest will be distributed, or begin to be distributed, to the Member no later than the Member's required beginning date.

(2) Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member's entire interest will be distributed, or begin to be distributed, no later than as follows:

         (a) If the Member's surviving spouse is the Member's sole designated beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

         (b) If the Member's surviving spouse is not the Member's sole designated beneficiary, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

         (c) If there is no designated beneficiary as of September 30 of the year following the year of the Member's death, the Member's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

         (d) If the Member's surviving spouse is the Member's sole designated beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this paragraph (B)(2), other than paragraph (B)(2)(a), will apply as if the surviving spouse were the Member.

For purposes of this paragraph (B)(2) and paragraph (D) below,  unless paragraph
(B)(2)(d)  applies,  distributions  are  considered  to  begin  on the  Member's
Required Beginning Date. If paragraph (B)(2)(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under paragraph (B)(2)(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member's Required Beginning Date (or to the Member's surviving spouse before the date distributions are required to begin to the surviving spouse under paragraph (B)(2)(a)), the date distributions are considered to begin is the date distributions actually commence.

(3) Forms of Distributions. Unless the Member's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with paragraphs (C) and (D) of this
Section 7.7. If the Member's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

C) Required Minimum Distributions During Member's Lifetime.

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Member's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

         (a) the quotient obtained by dividing the Member's account balances by the distribution period in the Uniform Lifetime Table set forth in
         Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member's age as of the Member's birthday in the distribution calendar year; or

         (b) if the Member's sole designated beneficiary for the distribution calendar year is the Member's spouse, the quotient obtained by dividing the Member's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Member's and spouse's attained ages as of the Member's and spouse's birthdays in the distribution calendar year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Member's Death. Required minimum distributions will be determined under this paragraph
(C) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member's date of death.

D) Required Minimum Distributions After Member's Death.

(1) Death on or After Date Distributions Begin.

         (a) Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the Member's account balance by the longer of the remaining life expectancy of the Member's account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member's designated beneficiary, determined as follows:

                  (1) The Member's remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

                  (2) If the Member's surviving spouse is the Member's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Member's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                  (3) If the Member's surviving spouse is not the Member's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Member's death, reduced by one for each subsequent year.

         (b) No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Member's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the Member's account balances by the Member's remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(2) Death before Date Distributions Begin.

         (a) Member Survived by Designated Beneficiary. If the Member dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the Member's account balances by the remaining life expectancy of the Member's designated beneficiary, determined as provided in paragraph (D)(1).

         (b) No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member's death, distribution of the Member's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

         (c) Death of Surviving Spouse Before Distributions to Surviving Spouses Are Required to Begin. If the Member dies before the date distributions begin, the Member's surviving spouse is the Member's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under paragraph (B)(2)(a), this paragraph (D)(2) will apply as if the surviving spouse were the Member.

E) Election to Allow Members or Beneficiaries to Elect 5-Year Rule.

Members or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in paragraph (B)(2) and (D)(2) applies to distributions after the death of a Member who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under paragraph (B)(2) or by September 30 of the calendar year which contains the fifth anniversary of the Member's (or, if applicable, surviving spouse's) death. If neither the Member nor beneficiary makes an election under this paragraph, distributions will be made in accordance with paragraph (B)(2) and (D)(2) and, if applicable, the elections in paragraph
(B) above.

F) Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions.

A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that All amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

G) Definitions

(1) Designated beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin under paragraph (B)(2). The required minimum distribution for the Member's first distribution calendar year will be made on or before the Member's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life expectancy. Life expectancy as computed by the use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4) Member's account balances. The account balances as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5) Required Beginning Date. The date specified in Section 7.6 of the Plan.

IN WITNESS WHEREOF, this Amendment has been executed this 16th day of December 2002.


                                        By /s/ Robert D. Alin
                                           -------------------------------------
                                               PLAN SPONSOR'S SIGNATURE


                                               Robert D. Alin
                                           -------------------------------------
                                               PLAN SPONSOR'S NAME